STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

Depositor,

and

WELLS FARGO BANK, N.A.,

Grantor Trust Trustee

GRANTOR TRUST AGREEMENT Dated as of October 24, 2007

$24,759,000

Bear Stearns Structured Products Inc. Trust 2007-R3 Grantor Trust Certificates Series 2007-R3

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01.                                Defined Terms.

ARTICLE II CONVEYANCE OF THE UNDERLYING SECURITIES; ORIGINAL ISSUANCE OF GRANTOR TRUST CERTIFICATES
Section 2.01.                                Conveyance of the Underlying Securities.
Section 2.02.                                Acceptance of Trust Fund by Grantor Trust Trustee; Initial Issuance of Grantor Trust Certificates.
Section 2.03.                                Representations and Warranties of the Depositor and the Grantor Trust Trustee.
Section 2.04.                                Grantor Trust.  l:

ARTICLE III ADMINISTRATION OF THE UNDERLYING SECURITIES; PAYMENTS AND REPORTS TO GRANTOR TRUST CERTIFICATEHOLDERS
Section 3.01.                                Administration of the Trust Fund and the Underlying Security.
Section 3.02.                                Collection of Monies.
Section 3.03.                                Establishment of the Certificate Account; Deposits Therein.
Section 3.04.                                Permitted Withdrawals From the Certificate Account.
Section 3.05.                                Distributions.
Section 3.06.                                Statements to Grantor Trust Certificateholders.
Section 3.07.                                Access to Certain Documentation and Information.
Section 3.08.                                Calculation of Distribution Amounts.
Section 3.09.                                Annual Statement as to Compliance.
Section 3.10.                                Assessments of Compliance and Attestation Reports.
Section 3.11.                                Reports Filed with Securities and Exchange Commission.
Section 3.12.                                Reserve Account
Section 3.13.                                The Yield Maintenance Agreement

ARTICLE IV THE GRANTOR TRUST CERTIFICATES
Section 4.01.                                The Grantor Trust Certificates.
Section 4.02.                                Registration of Transfer and Exchange of Grantor Trust Certificates.
Section 4.03.                                Mutilated, Destroyed, Lost or Stolen Grantor Trust Certificates.
Section 4.04.                                Persons Deemed Owners.

ARTICLE V THE GRANTOR TRUST TRUSTEE
Section 5.01.                                Duties of Grantor Trust Trustee.
Section 5.02.                                Certain Matters Affecting the Grantor Trust Trustee.
Section 5.03.                                Grantor Trust Trustee Not Liable for Grantor Trust Certificates or Underlying Securities.
Section 5.04.                                Grantor Trust Trustee May Own Grantor Trust Certificates.
Section 5.05.                                Grantor Trust Trustee’s Fees and Expenses.
Section 5.06.                                Eligibility Requirements for Grantor Trust Trustee.
Section 5.07.                                Resignation and Removal of the Grantor Trust Trustee.
Section 5.08.                                Successor Grantor Trust Trustee.
Section 5.09.                                Merger or Consolidation of Grantor Trust Trustee.
Section 5.10.                                Appointment of Co-Grantor Trust Trustee or Separate Grantor Trust Trustee.

ARTICLE VI THE DEPOSITOR
Section 6.01.                                Liability of the Depositor.
Section 6.02.                                Merger, Consolidation or Conversion of the Depositor.
Section 6.03.                                Limitation on Liability of the Depositor and Others.

ARTICLE VII TERMINATION
Section 7.01.                                Termination.

ARTICLE VIII MISCELLANEOUS PROVISIONS
Section 8.01.                                Amendment.
Section 8.02.                                Counterparts.
Section 8.03.                                Limitation on Rights of Grantor Trust Certificateholders.
Section 8.04.                                Governing Law.
Section 8.05.                                Notices.
Section 8.06.                                Severability of Provisions.
Section 8.07.                                Successors and Assigns.
Section 8.08.                                Article and Section Headings.
Section 8.09.                                Notices to Rating Agency.
Section 8.10.                                Acts of Grantor Trust Certificateholders.

Exhibit A	-	Form of Grantor Trust Certificates
Exhibit B	-	Form of Annual Certification
Exhibit C	-	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit D	-	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit E	-	Additional Disclosure Notification
Exhibit F	-	Yield Maintenance Agreement
Schedule A	-	Underlying Securities

GRANTOR TRUST AGREEMENT, dated as of October 24, 2007, by and between STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as depositor (the “Depositor”), and Wells Fargo Bank, N.A., as grantor trust trustee (the “Grantor Trust Trustee”).

PRELIMINARY STATEMENT

The Depositor intends to cause the issuance of and to sell its Grantor Trust Certificates, Series 2007-R3, Class A-1 Grantor Trust Certificates representing in the aggregate the entire beneficial ownership of a trust fund, the primary asset of which is the Underlying Securities (as defined herein).

All things necessary to make this Agreement a valid declaration of trust by the Depositor in accordance with its terms have been done.

In consideration of the premises and the mutual agreements herein contained, the Depositor and the Grantor Trust Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Defined Terms.

Whenever used in this Agreement, including the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Additional Amount: An amount that the Sponsor has agreed on the Closing Date to cause to be paid to the Grantor Trust Trustee equal to the excess, if any, of (i) the interest accrued during the Interest Accrual Period related to the second Distribution Date at a rate equal to 15.50% per annum on the Current Principal Amount of the Grantor Trust Certificates immediately prior to such Distribution Date, over (ii) the sum of (a) the amount of Available Funds with respect to the second Distribution Date and (b) the Reserve Account Deposit Portion B.

Affiliate:  With respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

Agreement:  This Grantor Trust Agreement and all amendments hereof and supplements hereto.

Available Funds:  As of any date of determination, the aggregate amount on deposit in the Certificate Account as of such date received with respect to the Underlying Securities net of any portion thereof which represents amounts to be paid to any Person pursuant to clauses (ii) and (iv) of Section 3.04.

Bear Stearns:  Bear, Stearns & Co. Inc.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the cities of New York, New York, Columbia, Maryland, Minneapolis, Minnesota or any city in which the Corporate Trust Office of the Grantor Trust Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate Account:  The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Grantor Trust Trustee for the benefit of the Grantor Trust Certificateholders pursuant to Section 3.03.  Funds deposited in the Certificate Account shall be held in trust for the Grantor Trust Certificateholders for the uses and purposes set forth in Article III hereof.

Certificate Register:  Shall have the meaning provided in Section 4.02.

Class:  Collectively, all of the Grantor Trust Certificates bearing the same designation.

Class A-1 Grantor Trust Certificate:  Any Class A-1 Grantor Trust Certificate as executed hereunder by the Grantor Trust Trustee and authenticated and delivered hereunder by the Grantor Trust Trustee, substantially in the form of Exhibit A hereto.

Closing Date: October 24, 2007.

Code:  The Internal Revenue Code of 1986, as amended.

Commission:  U.S. Securities and Exchange Commission.

Corporate Trust Office:  The corporate trust office of the Grantor Trust Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement, for purposes other than presentment and surrender of the Grantor Trust Certificates, is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Client Manager – BSSP 2007-R3, and for purposes of presentment and surrender of the Grantor Trust Certificates for registration of transfer, exchange or final payment, is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – BSSP 2007-R3, or any other address that the Grantor Trust Trustee may designate from time to time by notice to the Grantor Trust Certificateholders.

Current Principal Amount:  With respect to any Grantor Trust Certificate, as of any date of determination, (i) the sum of (a) the original principal amount of such Grantor Trust Certificate and (b) any Net Deferred Interest added to the certificate principal balance of the Underlying Securities on the related Underlying Distribution Date pursuant to the Underlying Agreement, minus (ii) the sum of (a) the aggregate of all distributions of principal previously made on that Grantor Trust Certificate pursuant to Section 3.05, (b) the principal portion of all Realized Losses previously allocated to such Grantor Trust Certificate pursuant to Section 3.05 and (c) the principal portion of Available Funds with respect to the first and second Distribution Dates that is not distributed as principal to the Grantor Trust Certificates only to the extent needed to cause the Current Principal Amount to equal the balance of the Underlying Securities for such Distribution Date.

Cut-off Date:  October 1, 2007.

Definitive Certificates:  The meaning specified in Section 4.01(b) hereof.

Depositor:  Structured Asset Mortgage Investments II Inc., a Delaware corporation, or its successor in interest.

Depository:  DTC, the nominee of which is Cede & Co., or any successor thereto.

Depository Agreement:  The meaning specified in Subsection 4.01(a) hereof.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Distribution Date:  The Underlying Securities Distribution Date, commencing in October 2007.

DTC:  The Depository Trust Company.

Eligible Account:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by the Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution’s rating as set forth above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the Rating Agency, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Grantor Trust Trustee. Notwithstanding Section 8.01, this Agreement may be amended to reduce the rating requirements in clause (i) above, without the consent of any of the Grantor Trust Certificateholders, provided that the Person requesting such amendment obtains a letter from the Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Grantor Trust Certificates.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Final Distribution Date:  With respect to each Underlying Security, the Underlying Security Distribution Date on which the final distribution thereon is to be made in accordance with the Underlying Agreement; and with respect to the Grantor Trust Certificates, the  Distribution Date on which the final distribution thereon is to be made in accordance with this Agreement.

First Available Funds Cap:  An amount equal to (a) the sum of (i) the amount of Available Funds paid to the Underlying Securities on the first Underlying Distribution Date and (ii) the Reserve Account Deposit Portion A, divided by (b) the Current Principal Amount of the Grantor Trust Certificates immediately prior to the first Underlying Distribution Date.

Grantor Trust Certificates:  The Class A-1 Grantor Trust Certificates.

Grantor Trust Certificate Owner:  Any Person who is the beneficial owner of a Grantor Trust Certificate registered in the name of the Depository or its nominee.

Grantor Trust Certificateholder or Holder:  The person in whose name a Grantor Trust Certificate is registered in the Certificate Register, except that, subject to Sections 8.01(b) and 8.10(e), solely for the purpose of giving any consent, approval or waiver pursuant to this Agreement, any Grantor Trust Certificate registered in the name of the Depositor or any Affiliate thereof shall be deemed not to be outstanding and shall not be taken into account for purposes of determining whether the Holders of Grantor Trust Certificates evidencing the requisite aggregate Percentage Interest necessary to effect any such consent, approval or waiver has been obtained, unless such Persons collectively own all the Grantor Trust Certificates.

Grantor Trust Trustee: Wells Fargo Bank, N.A., in its capacity as grantor trust trustee, or its successor in interest.

Guarantor: As defined in Section 3.13.

Guaranty: As defined in Section 3.13.

Interest Accrual Period:  For each Distribution Date other than the first Distribution Date, the period beginning with and including 25th day of the month immediately preceding such Distribution Date and ending on and including the 24th day of the calendar month in which such Distribution Date occurs. The Interest Accrual Period for the first Distribution Date will be the period beginning with and including October 24, 2007 and ending on but not including October 25, 2007.

Interest Distribution Amount:  With respect to the Grantor Trust Certificates and any Distribution Date, the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Current Principal Amount of the Grantor Trust Certificates immediately prior to such Distribution Date, adjusted for any Distribution Date following the second Distribution Date for any Net Deferred Interest allocated to the Underlying Securities on the related Underlying Distribution Date pursuant to the Underlying Agreement for such Distribution Date.

Investment Company Act:  The Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

Latest Possible Final Distribution Date: With respect to the Grantor Trust Certificates, the Distribution Date occurring in October 2037.

Majority Grantor Trust Certificateholders:  With respect to the Grantor Trust Certificates, the Holders of the Grantor Trust Certificates evidencing in the aggregate greater than 50% of the aggregate Current Principal Amount of the Grantor Trust Certificates.

Moody’s: Moody’s Investors Service, Inc.

Net Deferred Interest: As defined in the Underlying Agreement.

NMWHFIT: shall mean a “Non-Mortgage Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(12) or successor provisions.

Notice of Final Distribution:  With respect to each Underlying Security, any notice provided pursuant to the Underlying Agreement to the effect that final distribution on such Underlying Security shall be made only upon presentment and surrender thereof.  With respect to the Grantor Trust Certificates, the notice to be provided pursuant to Sections 7.01(b) to the effect that final distribution on the Grantor Trust Certificates shall be made only upon presentment and surrender thereof.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Depositor and delivered to the Grantor Trust Trustee, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor, which opinion is addressed to the Grantor Trust Trustee and is reasonably acceptable to the Grantor Trust Trustee.

Pass-Through Rate:  With respect to the Grantor Trust Certificates, (i) on the first Distribution Date, a rate that would be required to accrue an amount of interest on the initial principal balance during a 30-day accrual period at a pass-through rate of 21.81025% per annum, subject to the First Available Funds Cap, (ii) on the second Distribution Date, a rate of 15.50% per annum, subject to the Second Available Funds Cap and (iii) on all subsequent Distribution Dates, a variable per annum pass-through rate equal to the weighted average of the pass-through rates of the Underlying Securities, as reported in the Underlying Distribution Date Statement for the Underlying Security Distribution Date.

Percentage Interest:  With respect to the Grantor Trust Certificates, the portion of the Grantor Trust Certificates represented by such Grantor Trust Certificate, expressed as a percentage, the numerator of which is the initial outstanding Current Principal Amount of the Grantor Trust Certificates as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Current Principal Amount of all Grantor Trust Certificates.

Permitted Investments: Any one or more of the following obligations or  securities held in the name of the Grantor Trust Trustee for the benefit of the Grantor Trust Certificateholders:

(i)	obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)
general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of the Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Grantor Trust Certificates by the Rating Agency, as evidenced in writing;

(iii)
commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of the Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Grantor Trust Certificates by the Rating Agency, as evidenced in writing;

(iv)
certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Grantor Trust Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Grantor Trust Certificates by any Rating Agency, as evidenced in writing;

(v)
guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Grantor Trust Certificates by the Rating Agency, as evidenced in writing;

(vi)
repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)
securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of the Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Grantor Trust Certificates by the Rating Agency, as evidenced by a signed writing delivered by the Rating Agency;

(viii)
interests in any money market fund (including any such fund managed or advised by the Grantor Trust Trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by the Rating Agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Grantor Trust Certificates by the Rating Agency, as evidenced in writing;

(ix)
short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Grantor Trust Trustee or any affiliate thereof) which on the date of acquisition has been rated by the Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Grantor Trust Certificates by the Rating Agency, as evidenced in writing; and

(x)
such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Rating Agency and as will not result in the downgrading or withdrawal of the rating then assigned to the Grantor Trust Certificates by any Rating Agency, as evidenced by a signed writing delivered by the Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (viii) above). Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prospectus Supplement: The Prospectus Supplement dated October 24, 2007 relating to the public offering of the Grantor Trust Certificates.

Purchase Agreement:  The Purchase Agreement, dated as of October 24, 2007, between EMC Mortgage Corporation and the Depositor relating to the Underlying Securities.

Rating Agency:  S&P or its successors.  If such agency or its successors are no longer in existence, “Rating Agency” shall be deemed to refer to such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Grantor Trust Trustee, and specific ratings of the Rating Agency shall be deemed to refer to the equivalent ratings of the party so designated.

Record Date:  For the Grantor Trust Certificates and the first Distribution Date, the Closing Date, and for any Distribution Date thereafter, the last Business Day of the month preceding the month in which such Distribution Date occurs.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Repurchase Price:  In connection with the repurchase of any of the Underlying Securities pursuant to Section 2.03(c), a price equal to the outstanding principal balance thereof as of the date of repurchase plus accrued interest thereon.

Reserve Account:  The account established and maintained pursuant to Section 3.12 of this Agreement, which shall be an Eligible Account.

Reserve Account Deposit:  The amount to be paid by the Depositor to the Grantor Trust Trustee for deposit in the Reserve Account on the Closing Date, which amount is equal to $500,000.00.

Reserve Account Deposit Portion A: The sum of (i) that portion of the Reserve Account Deposit equal to $368,299.21, which may be invested on the Closing Date in a Permitted Investment designated by the Depositor, maturing on or before the first Distribution Date following the Closing Date and (ii) the proceeds of any Permitted Investment specified in clause (i).

Reserve Account Deposit Portion B: The sum of (i) that portion of the Reserve Account Deposit equal to $131,700.79, which may be invested on the Closing Date in a Permitted Investment designated by the Depositor (separate from any Permitted Investment relating to the Reserve Account Deposit Portion A), maturing on or before the second Distribution Date following the Closing Date, (ii) the proceeds of any Permitted Investment described in clause (i) and (iii) the Reserve Account Deposit Portion A remaining after the first Distribution Date.

Reserve Account Distribution Amount:  With respect to the first Distribution Date following the Closing Date, the Reserve Account Deposit Portion A to the extent necessary to cover the Interest Distribution Amount for the Grantor Trust Certificates for such Distribution Date, and with respect to the second Distribution Date following the Closing Date, the Reserve Account Deposit Portion B and any Additional Amount received by the Grantor Trust Trustee pursuant to the Yield Maintenance Agreement.

Responsible Officer:  When used with respect to the Grantor Trust Trustee, any officer of the Grantor Trust Trustee assigned to and working in its Corporate Trust Office or similar group administering the Trusts hereunder and also, with respect to a particular matter, any other officer of the Grantor Trust Trustee to whom a particular matter is referred by the Grantor Trust Trustee because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

Second Available Funds Cap:  An amount equal to (a) the sum of (i) the amount of Available Funds paid to the Underlying Securities on the second Underlying Distribution Date, (ii) the Reserve Account Deposit Portion B and (iii) any Additional Amount received by the Grantor Trust Trustee pursuant to the Yield Maintenance Agreement, divided by (b) the Current Principal Amount of the Grantor Trust Certificates immediately prior to the second Underlying Distribution Date.

Securities Act:  The Securities Act of 1933, as amended.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by the Sponsor, the Grantor Trust Trustee and the Depositor in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit C.

Significance Estimate:  With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Sponsor or its affiliate of the aggregate maximum probable exposure of the outstanding Grantor Trust Certificates to the Yield Maintenance Agreement.

Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the Significance Estimate divided by the outstanding Current Principal Amount of the Grantor Trust Certificates, prior to the distribution of Available Funds on such Distribution Date.

Sponsor:  EMC Mortgage Corporation, or its successor in interest.

Structured Asset Mortgage Investments II Trust 2007-AR7 Class A-4 Certificates:  Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7, Class A-4 Certificates.

Structured Asset Mortgage Investments II Trust 2007-AR7 Class III-A-2 Certificates:  Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7, Class III-A-2 Certificates.

Trust: Bear Stearns Structured Products Inc. Trust 2007-R3, created pursuant to this Agreement and comprised of the Trust Fund.

Trust Fund:  The segregated pool of assets subject hereto, constituting the corpus of the Trust created hereby and to be administered hereunder, consisting of (i) the Underlying Securities, (ii) all amounts payable on the Underlying Securities pursuant to the Underlying Agreement following the Closing Date, (iii) the Reserve Account (including the right to receive the Additional Amount), (iv) the Certificate Account and such funds or assets as are from time to time deposited in the Certificate Account, (v) the Depositor’s rights under the Purchase Agreement, (vi) the Yield Maintenance Agreement and (vii) the income, payments and proceeds of each of the foregoing.

Underlying Agreement:  The agreement pursuant to which the Underlying Securities were issued, as in effect on the Closing Date.

Underlying Distribution Date Statement:  The monthly investor reports provided or made available pursuant to the Underlying Agreement in respect of the Underlying Securities in connection with the Underlying Security Distribution Date.

Underlying Securities: The respective Underlying Security Class Percentage of the (i) Structured Asset Mortgage Investments II Trust 2007-AR7 Class A-4 Certificates and (ii) Structured Asset Mortgage Investments II Trust 2007-AR7 Class III-A-2 Certificates, sold by the Depositor to, and registered in the name of, the Grantor Trust Trustee, for the benefit of the Holders of the Grantor Trust Certificates, pursuant to Section 2.01 and as more particularly described in Schedule A hereto.

Underlying Security Class Percentage:  The percentage which each Underlying Security constitutes of its entire class as set forth in Schedule A attached hereto under the caption “Class % in Trust.”

Underlying Security Distribution Date:  The 25th day of each month, or if such day is not a Business Day, then the next Business Day commencing in October 2007.

Underlying Securityholder:  The Grantor Trust Trustee or its Depository Participant for the benefit of the Grantor Trust Certificateholders.

Underlying Series:  The series of securities which includes the Underlying Securities.

WHFIT: shall mean a “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

WHFIT Regulations: shall mean Treasury Regulations section 1.671-5, as amended.

Yield Maintenance Agreement: A yield maintenance agreement, between the Grantor Trust Trustee and the Yield Maintenance Agreement Counterparty, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit F, all of which shall evidence the right to receive the Additional Amount that is agreed by the Sponsor to cause to be paid to the Trust and included in the Reserve Account on the Closing Date as further described herein.

Yield Maintenance Agreement Counterparty: The yield maintenance agreement counterparty under the Yield Maintenance Agreement.  Initially, the Yield Maintenance Agreement Counterparty shall be and Bear Stearns Capital Markets Inc.

ARTICLE II

CONVEYANCE OF THE UNDERLYING SECURITIES; ORIGINAL ISSUANCE OF GRANTOR TRUST CERTIFICATES

Section 2.01. Conveyance of the Underlying Securities.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set-over and otherwise convey to the Grantor Trust Trustee, in trust, for the use and benefit of the Grantor Trust Certificateholders, without recourse, all the right, title and interest of the Depositor in and to (i) the Underlying Securities, (ii) the Purchase Agreement and (iii) all other assets constituting the Trust Fund.  Such assignment includes, without limitation, all amounts payable on the Underlying Securities pursuant to the Underlying Agreement following the Closing Date.

(b) In connection with such transfer and assignment, and concurrently with its execution and delivery of this Agreement, the Depositor shall have caused the Underlying Securities to be registered in the book-entry records of the Depository in the name of the Grantor Trust Trustee or its nominee.

(c) The transfer of the Underlying Securities and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale.

(d) It is intended that the conveyances by the Depositor to the Grantor Trust Trustee of the Underlying Securities as provided for in this Section 2.01 be construed as a sale by the Depositor to the Grantor Trust Trustee of the Underlying Securities for the benefit of the Grantor Trust Certificateholders.  Further, it is not intended that any such conveyance be deemed to be a pledge of the Underlying Securities by the Depositor to the Grantor Trust Trustee to secure a debt or other obligation of the Depositor.  However, in the event that the Underlying Securities are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Underlying Securities, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Grantor Trust Trustee of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (1) the Underlying Securities, (2) all amounts payable on the Underlying Securities in accordance with the terms thereof and (3) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Grantor Trust Trustee or any agent of the Grantor Trust Trustee of such items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Grantor Trust Trustee for the purpose of perfecting such security interest under applicable law.  It is also intended that the Trust be classified for federal income tax purposes as a grantor trust under Subpart E, part I of subchapter J of chapter 1 of the Code, of which the Grantor Trust Certificateholders are owners, rather than a partnership, an association taxable as a corporation or a taxable mortgage pool.  The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

The Depositor and the Grantor Trust Trustee, at the Depositor’s or the Majority Grantor Trust Certificateholders’ direction, shall, to the extent consistent with this Agreement, take such reasonable actions as may be determined to be necessary to ensure that, if this Agreement were deemed to create a security interest in the Underlying Securities, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

Section 2.02. Acceptance of Trust Fund by Grantor Trust Trustee; Initial Issuance of Grantor Trust Certificates.

The Grantor Trust Trustee acknowledges receipt of the Underlying Agreement and the receipt by it and the transfer, delivery and assignment to it of the Underlying Securities, in good faith and without notice of any adverse claim, and the assignment to it of all other assets included in the Trust Fund and declares that it holds and will hold the Underlying Securities and all other assets included in the Trust Fund in trust for the exclusive use and benefit of all present and future Grantor Trust Certificateholders in accordance with the terms of this Agreement.  Concurrently with such transfer, delivery and assignment and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Grantor Trust Trustee has executed and caused to be authenticated and delivered to or upon the order of the Depositor, the Grantor Trust Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust Fund.

Until the Trust Fund is terminated in accordance with Section 7.01, except as provided herein, the Grantor Trust Trustee shall not assign, sell, dispose of or transfer any interest in the Underlying Securities or any other asset constituting the Trust Fund or permit the Underlying Securities or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Grantor Trust Trustee or any person claiming by, through or under the Grantor Trust Trustee.

Section 2.03. Representations and Warranties of the Depositor and the Grantor Trust Trustee.

(a) The Depositor hereby represents and warrants to the Grantor Trust Trustee, and for the benefit of the Grantor Trust Certificateholders, as of the Closing Date, that:

(i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor is possessed of all licenses necessary to carry on its business.

(ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor’s certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) The Depositor has the full right, power and authority to enter into and consummate all transactions contemplated by this Agreement, including but not limited to selling the Underlying Securities to the Grantor Trust Trustee, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the Grantor Trust Trustee, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

(vi) No litigation is pending or, to the best of the Depositor’s knowledge, threatened against the Depositor which, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

(vii) The Depositor was, immediately prior to the transfer of the Underlying Securities to the Grantor Trust Trustee, the sole owner thereof free and clear of any lien, pledge, charge or encumbrance of any kind (except any lien created by this Agreement).

(viii) The Depositor acquired the Underlying Securities in good faith without notice of any adverse claim, lien, charge, encumbrance or security interest (including without limitation, federal tax liens or liens arising under ERISA).

(ix) The Depositor has not assigned any interest in the Underlying Securities or any distributions thereon, except as contemplated herein.

(x) The Grantor Trust Trustee, will be entitled to distributions under the Underlying Agreement equal to all distributions of interest and principal made on the Underlying Securities.

(xi) The information relating to the Underlying Securities set forth in Schedule A is true and correct in all material respects.

(xii) The Underlying Securities are registered on the books of the Depository in the name of the Grantor Trust Trustee or its financial intermediary on behalf of the Grantor Trust Trustee.

(xiii) The Underlying Securities are “regular interests” in a real estate mortgage investment conduit within the meaning of Section 860G(a)(1) of the Code.

(xiv) The Depositor has no actual knowledge after reasonable inquiry that any of the Underlying Securities (1) were not validly issued by the underlying trust, (2) are not outstanding, (3) are not the legal, valid, binding and enforceable obligation of the underlying trust, and (4) are not entitled to the benefits of the Underlying Agreement pursuant to which such Underlying Security was issued (except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or to the extent that such enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles).

(xv) The information relating to the Underlying Securities set forth on Schedule A hereto conforms to information set forth in the Prospectus dated June 28, 2007 and the Prospectus Supplement dated September 17, 2007 for the Structured Asset Mortgage Investments II Trust 2007-AR7 Class A-4 Certificates and the Structured Asset Mortgage Investments II Trust 2007-AR7 Class III-A-2 Certificates.

(b) The Grantor Trust Trustee hereby represents and warrants to the Depositor and for the benefit of the Grantor Trust Certificateholders, as of the Closing Date, that:

(i) The Grantor Trust Trustee is a national banking association, duly organized and validly existing under the laws of the United States of America.

(ii) The execution and delivery of this Agreement by the Grantor Trust Trustee, and the performance and compliance with the terms of this Agreement by the Grantor Trust Trustee, will not violate the Grantor Trust Trustee’s charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) The Grantor Trust Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Grantor Trust Trustee, enforceable against the Grantor Trust Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) The Grantor Trust Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely the ability of the Grantor Trust Trustee to perform its obligations under this Agreement.

(vi) No litigation is pending or, to the best of the Grantor Trust Trustee’s knowledge, threatened against the Grantor Trust Trustee which would prohibit the Grantor Trust Trustee from entering into this Agreement or is likely to materially and adversely affect the ability of the Grantor Trust Trustee to perform its obligations under this Agreement.

(vii) The Underlying Securities will be held by the Grantor Trust Trustee through the Depository or its nominee; it has acquired the Underlying Securities on behalf of the Grantor Trust Certificateholders from the Depositor in good faith, for value, and the Grantor Trust Trustee has not received notice of, and has no actual knowledge of, any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA); it has not and will not, in any capacity except as Grantor Trust Trustee, on behalf of the Grantor Trust Certificateholders, assert any claim or interest in the Underlying Securities and will hold the Underlying Securities and the proceeds thereof in trust pursuant to the terms of this Agreement; and it has not encumbered or transferred its right, title or interest in the Underlying Securities.

(c) It is understood and agreed that the foregoing representations and warranties shall survive the execution and delivery of this Agreement.  Upon discovery by either party hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Grantor Trust Certificateholders or either party hereto, the party discovering such breach will give prompt written notice thereof to the other party hereto and to the Grantor Trust Certificateholders.  Within thirty (30) days of the earlier of either discovery by or notice to the Depositor of any breach of a representation or warranty of the Depositor that materially and adversely affects the interests of the Grantor Trust Certificateholders, the Depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Depositor shall, at the election of the Majority Grantor Trust Certificateholders, repurchase the Underlying Security affected by the breach at the Repurchase Price.  If the Depositor is to repurchase any Underlying Security, the Grantor Trust Trustee shall promptly determine the Repurchase Price in accordance with the definition thereof.  Repurchase of any Underlying Security pursuant to the foregoing provisions of this Section 2.03(c) shall be accomplished by deposit by the Depositor in the Certificate Account on the Business Day prior to the next succeeding Distribution Date of the amount of the Repurchase Price.

Section 2.04. Grantor Trust.  The Trust created hereby is intended to qualify as an “investment trust” within the meaning of Treasury Regulation §301.7701-4(c), and it is neither the purpose nor the intent of the parties hereto to create a partnership, joint venture, taxable mortgage pool or association taxable as a corporation between or among the Grantor Trust Certificateholders, the Grantor Trust Trustee or the Depositor.  In furtherance of the foregoing, the purpose of the Trust shall be to protect and conserve the assets of the Trust, and the Trust shall not at any time engage in or carry on any kind of business or any kind of commercial or investment activity.  Subject to the foregoing, the Trust shall:

(i) issue the Grantor Trust Certificates to, or at the written direction of, the Depositor in exchange for the Underlying Securities;

(ii) perform the activities of the Trust that are expressly set forth in this Agreement;

(iii) engage in those activities that are reasonably necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(iv) subject to compliance with this Agreement, engage in such other activities as may be required in connection with conservation of the Trust and the making of distributions to the Grantor Trust Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than the foregoing or other than as required or authorized by the terms of this Agreement while any Grantor Trust Certificate is outstanding without the consent of all of the Grantor Trust Certificateholders; provided, however, that in no event shall the Grantor Trust Trustee or any other Person have any duty, responsibility or power to vary the investment of the Grantor Trust Certificateholders in the Grantor Trust Certificates or to substitute new investments or reinvest so as to enable the Trust to take advantage of variations in the market to improve the investment of the Grantor Trust Certificateholders in the Grantor Trust Certificates.

ARTICLE III
ADMINISTRATION OF THE UNDERLYING SECURITIES;
PAYMENTS AND REPORTS TO GRANTOR TRUST CERTIFICATEHOLDERS

Section 3.01. Administration of the Trust Fund and the Underlying Security.

If at any time the Grantor Trust Trustee, as a holder of the Underlying Securities, is requested in such capacity, whether by a Grantor Trust Certificateholder, a holder of a certificate of the Underlying Series or a party to the Underlying Agreement or any other Person, to take any action or to give any consent, approval or waiver, including, without limitation, in connection with an amendment of the Underlying Agreement, the Grantor Trust Trustee shall promptly notify all of the Holders of Grantor Trust Certificates and the Depositor of such request and of its planned course of action with respect thereto and shall, in its capacity as a holder of the Underlying Securities, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request, as the Majority Grantor Trust Certificateholder of the Grantor Trust Certificates shall direct in writing.

Section 3.02. Collection of Monies.

(a) In connection with its receipt of any distribution on the Underlying Securities on any Underlying Security Distribution Date, the Grantor Trust Trustee shall review the related Underlying Distribution Date Statement and shall confirm that the aggregate amount of such distribution received by it with respect to the Underlying Securities is consistent with the Underlying Distribution Date Statements (it being understood that the Grantor Trust Trustee shall be entitled to rely on the accuracy and correctness of the Underlying Distribution Date Statements).

(b) If the Grantor Trust Trustee receives a Notice of Final Distribution in respect of any Underlying Security, the Grantor Trust Trustee shall present and surrender the related Underlying Security which is in certificated form for final payment thereon, if required, in accordance with the terms and conditions of the Underlying Agreement and such notice.  The Grantor Trust Trustee shall promptly deposit in the Certificate Account the final distribution received upon presentation and surrender of such Underlying Security for distribution in accordance with Section 3.05 hereof on the next succeeding Distribution Date for the Grantor Trust Certificates.

Section 3.03. Establishment of the Certificate Account; Deposits Therein.

(a) The Grantor Trust Trustee, for the benefit of the Grantor Trust Certificateholders, shall establish and maintain one or more interest bearing trust accounts (collectively, the “Certificate Account”), each of which shall be an Eligible Account, entitled “Wells Fargo Bank, N.A., as grantor trust trustee for the registered Holders of Bear Stearns Structured Products Inc. Trust 2007-R3, Grantor Trust Certificates, Series 2007-R3,” held in trust by the Grantor Trust Trustee for the benefit of the Grantor Trust Certificateholders with respect to the portion of such accounts in the Trust Fund.  The Grantor Trust Trustee shall cause to be deposited directly into the Certificate Account all distributions received on the Underlying Securities by the Grantor Trust Trustee, from whatever source, and all amounts received by it representing payment of a Repurchase Price pursuant to Section 2.03(c), subsequent to the Closing Date.  The Certificate Account is initially located at the Grantor Trust Trustee.  The Grantor Trust Trustee shall give notice to the Depositor and to the Grantor Trust Certificateholders of any new location of the Certificate Account prior to any change thereof.

(b) In the event that payments in respect of the Underlying Securities are received by the Grantor Trust Trustee prior to the related Distribution Date, the Grantor Trust Trustee may invest such funds deposited in the Certificate Account in one or more Permitted Investments held in the name of the Grantor Trust Trustee and shall receive as compensation, any interest or investment income earned on such Permitted Investments, which may be withdrawn by the Grantor Trust Trustee on each Distribution Date and shall not constitute Available Funds. Notwithstanding the foregoing, no such Permitted Investment may mature later than such related Distribution Date and no such investment shall be sold prior to its maturity date. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Grantor Trust Trustee immediately as realized out of its own funds.

(c) The Depositor shall cause all distributions received on the Underlying Securities by the Depositor or any of its Affiliates after the Closing Date to be remitted promptly to the Grantor Trust Trustee for deposit into the Certificate Account.

Section 3.04. Permitted Withdrawals From the Certificate Account.

The Grantor Trust Trustee may from time to time withdraw funds from the Certificate Account for the following purposes:

(i) to make distributions in the amounts and in the manner provided for in Section 3.05;

(ii) to pay to the Person entitled thereto any amount deposited in the Certificate Account in error;

(iii) to clear and terminate the Certificate Account upon the termination of this Agreement; and

(iv) to pay itself, as additional compensation, the net reinvestment income permitted to be paid to it as provided in Section 3.03(b).

On each Distribution Date, the Grantor Trust Trustee shall withdraw all funds from the Certificate Account and shall use such funds withdrawn from the Certificate Account only for the purposes described in this Section 3.04 and in Section 3.05.

Section 3.05. Distributions.

(a) On each Distribution Date, the Grantor Trust Trustee shall withdraw amounts from the Certificate Account and the Reserve Account representing the Available Funds and, if applicable, the Reserve Account Distribution Amount, for such Distribution Date and apply them to pay the Grantor Trust Certificates in the following manner and order of priority:

(i) from Available Funds received on the Underlying Securities, if any, and the Reserve Account Distribution Amounts with respect to the first and second Distribution Dates, to the Holders of the Class A-1 Grantor Trust Certificates, as a distribution of interest, the Interest Distribution Amount for the Class A-1 Grantor Trust Certificates for such Distribution Date; and

(ii) from remaining Available Funds received on the Underlying Securities, if any, to the Holders of the Class A-1 Grantor Trust Certificates, as distributions of principal, until the Current Principal Amount of the Class A-1 Grantor Trust Certificates has been reduced to zero.

(b) With respect to the second Distribution Date, the Reserve Account Deposit Portion B remaining following distributions on such Distribution Date will be distributed to the Class A-1 Grantor Trust Certificates on such Distribution Date as interest.

(c) All distributions made to Holders of the Grantor Trust Certificates pursuant to Sections 3.05(a) and (b) on each Distribution Date shall be allocated prorata among the outstanding Grantor Trust Certificates based upon their respective Percentage Interests and, except in the case of the final distribution to the Holders of the Grantor Trust Certificates, shall be made to the Holders of record on the related Record Date.  Distributions to any Grantor Trust Certificateholder on any Distribution Date shall be made by wire transfer of immediately available funds to the account of such Grantor Trust Certificateholder at a bank or other entity having appropriate facilities therefor, if such Grantor Trust Certificateholder shall have so notified the Grantor Trust Trustee in writing (which wiring instructions may be in the form of a standing order applicable to all future Distribution Dates) no less than five (5) Business Days prior to the related Record Date (or, in the case of the initial Distribution Date, no later than the related Record Date) and is the registered owner of Grantor Trust Certificates with an aggregate initial Current Principal Amount of not less than $1,000,000, or otherwise by check mailed by first class mail to the address of such Grantor Trust Certificateholder appearing in the Certificate Register.  Final distribution to each Grantor Trust Certificateholder will be made in like manner, but only upon presentment and surrender of such Grantor Trust Certificate at the Corporate Trust Office or such other location specified in the notice to Grantor Trust Certificateholders of such final distribution.

(d) Notwithstanding any other provision of this Agreement, the Grantor Trust Trustee shall comply with all federal withholding requirements respecting payments to Grantor Trust Certificateholders of interest or the accrual of discount that the Grantor Trust Trustee reasonably believes are applicable under the Code.  The consent of Grantor Trust Certificateholders shall not be required for such withholding.  In the event the Grantor Trust Trustee does withhold any amount from payments to any Grantor Trust Certificateholder pursuant to federal withholding requirements, the Grantor Trust Trustee shall indicate the amount withheld to such Grantor Trust Certificateholders.

(e) Realized Losses.  On any Distribution Date, following distributions to be made on that Distribution Date, any Realized Losses (as defined in the Underlying Agreement) allocated to the Underlying Securities shall be allocated to the Class A-1 Grantor Trust Certificates, until the Current Principal Amount thereof has been reduced to zero.  Realized Losses shall be allocated prorata among the outstanding Grantor Trust Certificates based upon their respective Percentage Interests.

Section 3.06. Statements to Grantor Trust Certificateholders.

On each Distribution Date, the Grantor Trust Trustee shall prepare and make available to each Grantor Trust Certificateholder, the Depositor and the Rating Agency, on its website, a statement with respect to such Distribution Date, stating:

(i) the Available Funds for such Distribution Date, including the cash flows received and the sources thereof for distributions;

(ii) the Interest Distribution Amount and the Reserve Account Distribution Amount and the portion thereof, if any, provided by the Yield Maintenance Agreement with respect to the second Distribution Date only, and the amount with respect to principal paid on the Grantor Trust Certificates with respect to such Distribution Date;

(iii) the Current Principal Amount of the Grantor Trust Certificates before and after applying payments on such Distribution Date;

(iv) the applicable record dates, accrual dates and actual Distribution Dates for the period;

(v) the Pass-Through Rate on the Grantor Trust Certificates for such Distribution Date; and

(vi) the interest rate on the Underlying Securities for such Distribution Date.

In the case of the information furnished pursuant to clause (ii) above, the amounts shall also be expressed as a dollar amount per $100,000 of principal face amount.

The Grantor Trust Trustee may make available each month, to any interested party, the monthly statement to Grantor Trust Certificateholders via the Grantor Trust Trustee’s website initially located at www.ctslink.com. Assistance in using the website can be obtained by calling the Grantor Trust Trustee’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Grantor Trust Trustee’s customer service desk and indicating such. The Grantor Trust Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Grantor Trust Trustee shall provide timely and adequate notification to all parties regarding any such change.

In addition, the Grantor Trust Trustee promptly will furnish to the Depositor, and upon the written request of a Grantor Trust Certificateholder, to such Grantor Trust Certificateholder, copies of any written notices, statements, reports or other written communications, received by the Grantor Trust Trustee in respect of the Underlying Securities.

The Grantor Trust Trustee shall be responsible for preparing, at its own expense, executing and filing in a timely manner, on behalf of the Trust Fund and for the Trust Fund as a grantor trust under the Code, federal income tax and information returns and reports with the Internal Revenue Service (“IRS”) and income tax and information returns and reports of any other state or local taxing authority as are required to be so filed, using a calendar year as the taxable year of the Trust on an accrual basis including the information reportable under the WHFIT Regulations as provided below. The Depositor and each Holder of the Grantor Trust Certificates shall provide the Grantor Trust Trustee, no later than December 31, 2007 (to the extent then ascertainable) and from time to time thereafter, all information deemed necessary and requested by the Grantor Trust Trustee to fulfill its obligations under this paragraph and the paragraphs below. The Grantor Trust Trustee shall furnish to each Grantor Trust Certificateholder at the time required by law such information reports or returns as are required by applicable federal, state or local law with respect to the Trust Fund to enable Grantor Trust Certificateholders to prepare their tax returns and will furnish comparable information to the IRS and other taxing authorities as and when required by law to do so.

The parties hereto and each Holder of a Grantor Trust Certificate, by acceptance of its interest in such Grantor Trust Certificate, agree to treat the Trust Fund as a WHFIT that is a NMWHFIT. The Grantor Trust Trustee shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary and requested by the Grantor Trust Trustee to enable the Grantor Trust Trustee to do so is provided to the Grantor Trust Trustee on a timely basis.  Each Holder of Grantor Trust Certificates and the Depositor shall provide (to the extent known by the Depositor) the Grantor Trust Trustee with information identifying any Holders of Grantor Trust Certificates that are “middlemen” as defined by the WHFIT Regulations.  The Grantor Trust Trustee shall not be liable for any tax reporting penalties that may arise under the WHFIT Regulations as a result of the incorrect determination of the status of the Trust Fund as a WHFIT.

The Grantor Trust Trustee, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method.  The Grantor Trust Trustee shall be under no obligation to determine whether a Holder of a Grantor Trust Certificate uses the cash or accrual method.  The Grantor Trust Trustee shall make available WHFIT information to the Holders of Grantor Trust Certificates annually in accordance with the WHFIT Regulations.  In addition, the Grantor Trust Trustee shall not be responsible or liable for providing subsequently amended, revised or updated information to any Holder of Grantor Trust Certificates, unless requested by any such Holder.

The Grantor Trust Trustee shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Grantor Trust Trustee as required in the second preceding paragraph, (ii) incomplete, inaccurate or untimely information being provided to the Grantor Trust Trustee or (iii) the inability of the Grantor Trust Trustee, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully account for any updates and revisions to the WHFIT Regulations for the 2007 calendar year.  Each Holder of a Grantor Trust Certificate, by acceptance of its interest in such Grantor Trust Certificate, shall be deemed to have agreed to provide, and shall so provide, the Grantor Trust Trustee with information regarding any sale of such Grantor Trust Certificate, including the price, amount of proceeds and date of sale.  Absent receipt of such information, and unless informed otherwise by the Depositor, the Grantor Trust Trustee will assume there is no secondary market trading of interests in the Trust Fund for purposes of the WHFIT Regulations.

To the extent required by the WHFIT Regulations, the Grantor Trust Trustee shall publish on an appropriate website the CUSIPs for the Grantor Trust Certificates.  The Grantor Trust Trustee shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received.  Absent the receipt of a CUSIP, the Grantor Trust Trustee shall use a reasonable identifier number in lieu of such missing CUSIP.  The Grantor Trust Trustee shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

The Grantor Trust Trustee shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS or the Depositor or its counsel, in each case, following the Closing Date, if such change requires, in the Grantor Trust Trustee’s sole discretion, a material increase in the Grantor Trust Trustee’s reporting obligations under the WHFIT Regulations in respect of the Trust Fund.

Section 3.07. Access to Certain Documentation and Information.

The Grantor Trust Trustee shall provide to the Depositor access to all reports, documents and records maintained by the Grantor Trust Trustee in respect of its duties hereunder, such access being afforded without charge but only upon three (3) Business Days’ written request and during normal business hours at offices designated by the Grantor Trust Trustee.

Section 3.08. Calculation of Distribution Amounts.

All calculations of Available Funds, the Interest Distribution Amount, the Reserve Account Distribution Amount and amounts payable with respect to principal for any Distribution Date shall be performed by the Grantor Trust Trustee in reliance on the information provided to it in the Underlying Distribution Date Statements.

Section 3.09. Annual Statement as to Compliance.

(a) The Grantor Trust Trustee shall deliver (or otherwise make available) to the Depositor not later than March 15th of each calendar year in which a Form 10-K is required to be filed for the Trust beginning in 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to the signatory thereof, that (i) a review of the activities of the Grantor Trust Trustee during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Grantor Trust Trustee has fulfilled all of its obligations under this Agreement in all material respects throughout such year or applicable portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof.  Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.

(b) Failure of the Grantor Trust Trustee to comply with this Section 3.09 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, upon written notice from the Depositor, constitute a default, and, in addition to whatever rights the Depositor may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, the Depositor may upon notice immediately terminate all of the rights and obligations of the Grantor Trust Trustee under this Agreement and in and to the Underlying Securities and the proceeds thereof without compensating the Grantor Trust Trustee for the same (but subject to the Grantor Trust Trustee’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.10. Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Grantor Trust Trustee (the “Attesting Party”) shall deliver (or otherwise make available) to the Depositor on or before March 15th of each calendar year in which a report on Form 10-K is required to be filed with the Commission with respect to the Grantor Trust Certificates, beginning in 2008, a report regarding the Attesting Party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria applicable to it during the preceding calendar year.  The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)            A statement by an authorized officer of the Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the Attesting Party;

(b)            A statement by an authorized officer that the Attesting Party used the Servicing Criteria identified in Exhibit C hereto to assess compliance with the Servicing Criteria applicable to the Attesting Party;

(c)            An assessment by such officer of the Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities the Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the Attesting Party, that are backed by the same asset type as those backing the Underlying Securities;

(d)            A statement that a registered public accounting firm has issued an attestation report on the Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)            A statement as to which of the Servicing Criteria, if any, are not applicable to the Attesting Party, which statement shall be based on the activities the Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the Attesting Party, that are backed by the same asset type as those backing the Grantor Trust Certificates.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit C hereto which are indicated as applicable to the Attesting Party.

On or before March 15th of each calendar year in which a report on Form 10-K is required to be filed with the Commission with respect to the Grantor Trust Certificates, beginning in 2008, the Attesting Party shall furnish to the Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

Each party to the Underlying Series that is determined by the Depositor to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB will be required to provide to the Grantor Trust Trustee and the Depositor an assessment of compliance and attestation report pursuant to the Underlying Agreement. The Depositor, in its capacity as depositor for the Underlying Series, shall forward any assessment of compliance and attestation report to the Grantor Trust Trustee to the extent not otherwise received by the Grantor Trust Trustee (pursuant to the Underlying Agreement in its capacity as master servicer and securities administrator of the Underlying Series) and any other assessment of compliance and attestation report required to be filed under the related Form 10-K no later than two Business Days following March 15th in any calendar year in which a Form 10-K is required to be filed by the Trust. The Depositor will identify in writing by no later than January 30th of each year for which a Form 10-K is required to be filed for the Trust and provide any assessment of compliance and attestation report to the Grantor Trust Trustee required to be included in any Form 10-K to the extent not otherwise received by the Grantor Trust Trustee as set forth in the previous sentence and cause such assessment of compliance and attestation reports that are required to be included in such Form 10-K to be incorporated by reference.

The Depositor shall confirm that each Assessment of Compliance delivered to it addresses all of the relevant Servicing Criteria and notify the Grantor Trust Trustee of any exceptions. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Failure of the Grantor Trust Trustee to comply with this Section 3.10 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, upon written notice from the Depositor, constitute a default and the Depositor shall, in addition to whatever rights the Depositor may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Grantor Trust Trustee under this Agreement and in and to the Underlying Securities and the proceeds thereof without compensating the Grantor Trust Trustee for the same (but subject to the Grantor Trust Trustee’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.11. Reports Filed with Securities and Exchange Commission.

(a)            (i) (A) Within 15 days after each Distribution Date, for so long as the Trust is subject to Exchange Act reporting requirements, the Grantor Trust Trustee shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Grantor Trust Trustee to the Grantor Trust Certificateholders for such Distribution Date pursuant to Section 3.06 hereof, including any monthly statement with respect to the Underlying Series, and the Depositor shall incorporate by reference the related monthly statement included in the Form 10-D filed for the Underlying Series; provided that, the Grantor Trust Trustee shall have received no later than five (5) calendar days after the related Distribution Date, all information required to be provided to the Grantor Trust Trustee as described in clause (a)(iv) below.  Any disclosure that is in addition to the monthly statement and that is required to be included on Form 10-D, including any information that is otherwise required to be provided or incorporated by reference as instructed by the Depositor (“Additional Form 10-D Disclosure”), shall be, pursuant to the paragraph (B) below, reported by the parties set forth on Exhibit D to the Grantor Trust Trustee, or otherwise provided by the Depositor with respect to any information required to be provided pursuant to Item 1117 or Item 1119 of Regulation AB, and the Depositor and approved for inclusion by the Depositor. The Grantor Trust Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Grantor Trust Trustee is the reporting party as set forth in Exhibit D) and approval.

Notwithstanding anything in this Agreement or the Underlying Agreement to the contrary, the Grantor Trust Trustee, as master servicer and securities administrator for the Underlying Series, shall aggregate and make available to the Depositor all information provided pursuant to Item 1121 of Regulation AB with respect to the Underlying Series for purposes of including such information in each Form 10-D that is required to be filed under this Agreement.

(B) Within five (5) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit D and the parties related to the Underlying Series and required to provide information pursuant to the Underlying Agreement shall be required to provide, pursuant to Section 3.11(a)(iv) below, to the Grantor Trust Trustee and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Grantor Trust Trustee and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. To the extent not otherwise required under the Underlying Agreement, the Depositor shall provide to the Grantor Trust Trustee any Additional Form 10-D Disclosure (other than any information required under Item 1121 of Regulation AB) for any servicer or trustee of the Underlying Series. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Grantor Trust Trustee in connection with including any Form 10-D Disclosure Information on Form 10-D pursuant to this Section.

(C) After preparing the Form 10-D, the Grantor Trust Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review.  Within two (2) Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Grantor Trust Trustee forwards a copy of the Form 10-D no later than the 10th calendar after the Distribution Date), the Depositor shall notify the Grantor Trust Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Grantor Trust Trustee shall be entitled to assume that such Form 10-D is in final form and the Grantor Trust Trustee may proceed with the filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Grantor Trust Trustee.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Grantor Trust Trustee shall follow the procedures set forth in Section 3.11(a)(v). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Grantor Trust Trustee shall make available on its internet website a final executed copy of each Form 10-D filed by the Grantor Trust Trustee.  The parties to this Agreement acknowledge that the performance by the Grantor Trust Trustee of its duties under Sections 3.11(a)(i) and (v) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. The Grantor Trust Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and timely file such Form 10-D, where such failure results from the Grantor Trust Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Grantor Trust Trustee that the Depositor has filed all such required reports during the preceding twelve (12) months and it has been subject to such filing requirements for the past 90 days.  The Depositor shall notify the Grantor Trust Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  The Grantor Trust Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(ii) (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), for so long as the Trust is subject to Exchange Act reporting requirements, the Grantor Trust Trustee shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall prepare and file the initial Form 8-K in connection with the issuance of the Grantor Trust Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K, including information as otherwise required to be provided or incorporated by reference as instructed by the Depositor (“Form 8-K Disclosure Information”), shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit D and the parties related to the Underlying Series pursuant to the Underlying Agreement to the Grantor Trust Trustee and the Depositor and approved by the Depositor, and the Grantor Trust Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 8-K Disclosure absent such reporting (other than in the case where the Grantor Trust Trustee is the reporting party as set forth in Exhibit D) and approval. To the extent not otherwise required under the Underlying Agreement, the Depositor shall provide to the Grantor Trust Trustee, by no later than the second (2nd) Business Day after the Reportable Event, any Additional Form 8-K Disclosure for any servicer or trustee of the Underlying Series required to be filed on Form 8-K.

(B) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business New York City time on the second (2nd) Business Day after the occurrence of a Reportable Event  (i) the parties set forth in Exhibit D and parties related to the Underlying Series and required to provide information pursuant to the Underlying Agreement shall be required pursuant to Section 3.11(a)(iv) below to provide to the Grantor Trust Trustee and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Grantor Trust Trustee and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Grantor Trust Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(C) After preparing the Form 8-K, the Grantor Trust Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review no later than noon New York time on the third (3rd) Business Day after the Reportable Event.  No later than the close of business New York City time on the third (3rd) Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Grantor Trust Trustee.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Grantor Trust Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K filed by the Grantor Trust Trustee.  In the absence of receipt of any written changes or approval, the Grantor Trust Trustee shall be entitled to assume that such Form 8-K is in final form and the Grantor Trust Trustee may proceed with the filing of the Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Grantor Trust Trustee shall follow the procedures set forth in Section 3.11(a)(v). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Grantor Trust Trustee shall make available on its internet website a final executed copy of each Form 8-K filed by the Grantor Trust Trustee.  The parties to this Agreement acknowledge that the performance by the Grantor Trust Trustee of its duties under this Section 3.11(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.11(a)(ii).  The Grantor Trust Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Grantor Trust Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iii) (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008 and thereafter so long as the Trust is subject to Exchange Act reporting requirements, the Grantor Trust Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include a Sarbanes-Oxley Certification as described in Section 3.11 (a)(iii)(D) below to the extent it has been delivered to the Grantor Trust Trustee within the applicable time frame set forth in this Agreement. Any disclosure or information in addition to information described in the preceding sentence that is required to be included on Form 10-K, including the Form 10-K filed in connection with the Underlying Series (“Additional Form 10-K Disclosure”) shall be, pursuant to paragraph (B) below, reported by the parties set forth on Exhibit D and parties related to the Underlying Series and required to provide information pursuant to the Underlying Agreement to the Grantor Trust Trustee and the Depositor and approved by the Depositor, and the Grantor Trust Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Grantor Trust Trustee is the reporting party as set forth in Exhibit D) and approval. Such Form 10-K also shall incorporate by reference the Form 10-Ks filed with respect to the Underlying Series.

Notwithstanding anything in this Agreement or the Underlying Agreement to the contrary, the Grantor Trustee shall aggregate all information provided by the parties related to the Underlying Series pursuant to the Underlying Agreement or as otherwise required to be provided by the Depositor or incorporated by reference as instructed by the Depositor, to the Depositor or the Grantor Trust Trustee, and shall include such information in any Form 10-K filed pursuant to this Agreement to the extent such information is required to be included in such Form 10-K and is received by the Grantor Trust Trustee.

(B) No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth in Exhibit D and parties related to the Underlying Series and required to provide information pursuant to the Underlying Agreement shall be required to provide pursuant to Section 3.11(a)(iv) below or the Underlying Agreement to the Grantor Trust Trustee and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Grantor Trust Trustee and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  To the extent not otherwise required under the Underlying Agreement, the Depositor shall provide to the Grantor Trust Trustee, by no later than two Business Days after the date specified above, any Additional Form 10-K Disclosure for any Servicer of the Underlying Series. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Grantor Trust Trustee in connection with including any Form 10-K Disclosure information on Form 10-K pursuant to this Section.

(C) After preparing the Form 10-K, the Grantor Trust Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review.  Within three (3) Business Days after receipt of such copy, but no later than March 25th of such year, the Depositor shall notify the Grantor Trust Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, the Grantor Trust Trustee shall be entitled to assume that such Form 10-K is in final form and the Grantor Trust Trustee may proceed with the filing of the Form 10-K.  No later than the close of business New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Grantor Trust Trustee.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Grantor Trust Trustee will follow the procedures set forth in Section 3.11(a)(v).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Grantor Trust Trustee shall make available on its internet website a final executed copy of each Form 10-K filed by the Grantor Trust Trustee.  The parties to this Agreement acknowledge that the performance by the Grantor Trust Trustee of its duties under Sections 3.11(a)(iii) and (v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Section 3.09 and Section 3.10.  The Grantor Trust Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Grantor Trust Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(D) Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith in compliance with Item 601(b)(31)(ii) of Regulation S-K, which shall be signed by the Certifying Person and delivered to the Grantor Trust Trustee no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act.  The Grantor Trust Trustee shall provide to the Depositor, as the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10th of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a “Back-Up Certification”), in the form attached hereto as Exhibit B, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  A senior officer of the Depositor shall serve as the Certifying Person on behalf of the Trust.

(iv) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund and the Underlying Series, the Grantor Trust Trustee’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit D as the responsible party for providing that information, if other than the Grantor Trust Trustee, or from the parties to the Underlying Series and the Depositor, as and when required as described in Section 3.11(a)(i) through (iii) above.  Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit E.  Each of the Sponsor, the Grantor Trust Trustee and the Depositor hereby agrees to notify and provide to the extent known to the Sponsor, the Grantor Trust Trustee and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit E as the responsible party for providing that information. Within five Business Days of each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Grantor Trust Trustee the Significance Estimate and the Grantor Trust Trustee shall use such information to calculate the Significance Percentage. The Grantor Trust Trustee shall provide the Significance Percentage to the Depositor by the later of the Distribution Date or three (3) Business Days after the receipt of the Significance Estimate from the Depositor. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Grantor Trust Trustee shall deliver written notification to the Depositor and the Yield Maintenance Agreement Counterparty to that effect, which notification shall include a request that the Yield Maintenance Agreement Counterparty provide Regulation AB information to the Depositor in accordance with the Yield Maintenance Agreement.  The Depositor shall be obligated to obtain from the Yield Maintenance Agreement Counterparty any information required under Regulation AB to the extent required under the Yield Maintenance Agreement and to provide to the Grantor Trust Trustee any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K relating to the Yield Maintenance Agreement Counterparty or written notification instructing the Grantor Trust Trustee that such Additional Disclosure regarding the Yield Maintenance Agreement Counterparty is not necessary for such Distribution Date. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Grantor Trust Trustee in connection with including any Additional Disclosure information pursuant to this Section.

So long as the Depositor is subject to the reporting requirements of the Exchange Act with respect to the Trust Fund, the Grantor Trust Trustee shall notify the Depositor of any bankruptcy or receivership with respect to the Grantor Trust Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.11.  In addition, the Grantor Trust Trustee shall notify the Depositor of any affiliations or relationships that develop after the Closing Date between the Grantor Trust Trustee and the Depositor or the Sponsor of the type described under Item 1119 of Regulation AB, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.11. Should the identification of any of the Depositor or the Sponsor change, the Depositor shall promptly notify the Grantor Trust Trustee.

(v) (A) On or prior to January 30th of the first year in which the Grantor Trust Trustee is able to do so under applicable law, the Grantor Trust Trustee shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B) In the event that the Grantor Trust Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Grantor Trust Trustee shall promptly notify the Depositor.  In the case of Form 10-D and 10-K, the Depositor and the Grantor Trust Trustee shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Grantor Trust Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Grantor Trust Trustee shall notify the Depositor and the parties affected thereby and such parties will cooperate to prepare any necessary Form 8-K/A, 10-DA or 10-KA.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized officer of the Depositor.  The parties hereto acknowledge that the performance by the Depositor and the Grantor Trust Trustee of their respective duties under this Section 3.11(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Depositor timely performing its duties under this Section.  The Grantor Trust Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from the Grantor Trust Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto or to the Underlying Series needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Grantor Trust Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Underlying Securities as the Grantor Trust Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Grantor Trust Trustee shall have no responsibility to file any items other than those specified in this Section 3.11; provided, however, the Grantor Trust Trustee shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act.  Fees and expenses incurred by the Grantor Trust Trustee in connection with this Section 3.11 shall not be reimbursable from the Trust Fund.

(b)            The Grantor Trust Trustee shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Grantor Trust Trustee’s obligations under Sections 3.09, 3.10 and 3.11 or the Grantor Trust Trustee’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Grantor Trust Trustee shall indemnify and hold harmless the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Grantor Trust Trustee on its behalf pursuant to Section 3.09, 3.10 or 3.11 (the “Grantor Trust Trustee Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Grantor Trust Trustee Information and not to any other information communicated in connection with the Grantor Trust Certificates, without regard to whether the Grantor Trust Trustee Information or any portion thereof is presented together with or separately from such other information.

The Depositor shall indemnify and hold harmless the Grantor Trust Trustee and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.09, 3.10 and 3.11 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Grantor Trust Trustee and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to this Section 3.11 (the “Depositor Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Grantor Trust Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Grantor Trust Trustee, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this Section 3.11(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

The indemnification provisions set forth in this Section 3.11(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)            Failure of the Grantor Trust Trustee to comply with this Section 3.11 (including with respect to the time frames required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, upon written notice from the Depositor, constitute a default and the Depositor shall, in addition to whatever rights it may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Grantor Trust Trustee under this Agreement and in and to the Underlying Securities and the proceeds thereof without compensating the Grantor Trust Trustee for the same (but subject to the Grantor Trust Trustee’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary. In connection with the termination of the Grantor Trust Trustee pursuant to this Section 3.11(c), the Grantor Trust Trustee shall be entitled to reimbursement of all costs and expenses associated with such termination.  Notwithstanding anything to the contrary in this Agreement, no default by the Grantor Trust Trustee shall have occurred with respect to any failure to properly prepare and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from the Grantor Trust Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

(d)            This Section 3.11 may be amended without the consent of the Grantor Trust Certificateholders.

(e)            Any report, notice or notification to be delivered by the Grantor Trust Trustee to the Depositor pursuant to this Section 3.11, may be delivered via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at (212) 272-7525.

Section 3.12. Reserve Account.

(a)  No later than the Closing Date, the Grantor Trust Trustee shall establish and maintain a segregated trust account or a sub-account of a trust account entitled the “Reserve Account”. The Reserve Account shall be an Eligible Account. On the Closing Date, the Grantor Trust Trustee shall, promptly upon receipt, deposit in the Reserve Account and retain therein the Reserve Account Deposit remitted on the Closing Date to the Grantor Trust Trustee by the Sponsor. On the Closing Date, the Reserve Account shall also include the right to receive the Additional Amount that has been agreed by the Sponsor to be paid to the Trust. Funds deposited in the Reserve Account shall be held in trust by the Grantor Trust Trustee for the Grantor Trust Certificateholders for the uses and purposes set forth herein. On the Closing Date, the portion of the Reserve Account Deposit initially included in the Reserve Account Deposit Portion A on such date may be invested in Permitted Investments that mature no later than the first Distribution Date, and the portion of the Reserve Account Deposit initially included in the Reserve Account Deposit Portion B on such date may be invested in Permitted Investments that mature no later than the second Distribution Date, in each case as directed by the Depositor. Any remaining Reserve Account Deposit Portion A following the first Distribution Date shall remain uninvested. All income and gain realized from investment of the Reserve Account Deposit or portions thereof, which investment shall be made solely upon the written direction of the Depositor, shall be for the sole and exclusive benefit of the Grantor Trust Certificateholders and shall be included in the Reserve Account Distribution Amount related to the first and second Distribution Dates. If no written direction with respect to such investment is received by the Grantor Trust Trustee from the Depositor on the Closing Date, then funds in the Reserve Account shall remain uninvested.  Pursuant to Section 3.13, the Grantor Trust Trustee shall also deposit into the Reserve Account any Additional Amount, if any, received pursuant to the Yield Maintenance Agreement for inclusion in the Reserve Account Distribution Amount for the second Distribution Date.

(b)  The amounts on deposit in the Reserve Account shall be specifically allocated as provided in this Agreement to cover related Interest Distribution Amounts for the Grantor Trust Certificates with respect to the first two Distribution Dates following the Closing Date. On each of the first two Distribution Dates, the Grantor Trust Trustee shall withdraw from the Reserve Account the Reserve Account Distribution Amount for such Distribution Date and include such amount in the Available Funds for that Distribution Date and distribute such amount to the Grantor Trust Certificateholders in accordance with Section 3.05. To the extent the Reserve Account Deposit Portion B is insufficient to cover the Interest Distribution Amount on the second Distribution Date, the Additional Amount received pursuant to the Yield Maintenance Agreement shall be used to cover such amount. On the second Distribution Date, any remaining Reserve Account Deposit Portion B following distributions on the second Distribution Date shall be distributed to the Grantor Trust Certificateholders as provided in Section 3.05(b). Any payments to the Grantor Trust Certificateholders in respect of interest pursuant to this subsection shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code represented by the Underlying Securities.

Section 3.13. The Yield Maintenance Agreement.

On the Closing Date, the Sponsor has agreed to cause the Additional Amount to be paid to the Trust. The Grantor Trust Trustee shall enter into the Yield Maintenance Agreement on or before the second Distribution Date to evidence such right to receive Additional Amounts. Pursuant to the Yield Maintenance Agreement, the Yield Maintenance Agreement Counterparty shall remit to the Grantor Trust Trustee the Additional Amount. The Grantor Trust Trustee shall demand payment of all money payable by the Yield Maintenance Agreement Counterparty under the Yield Maintenance Agreement. The Grantor Trust Trustee shall deposit in the Reserve Account all payments received from the Yield Maintenance Agreement Counterparty pursuant to the Yield Maintenance Agreement for inclusion in the Reserve Account Distribution Amount to be distributed to the Grantor Trust Certificateholders on the second Distribution Date in accordance with Section 3.05(a).

In the event that the Yield Maintenance Agreement Counterparty fails to perform any of its obligations under the Yield Maintenance Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Yield Maintenance Agreement) occurs with respect to the Yield Maintenance Agreement, the Grantor Trust Trustee shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Trust, required to enforce the rights of the Trust under the Yield Maintenance Agreement.

In the event that the Yield Maintenance Agreement Counterparty’s obligations are guaranteed by a third party under a guaranty relating to the Yield Maintenance Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Yield Maintenance Agreement Counterparty fails to make any payment by the close of business on the day it is required to make payment under the terms of the Yield Maintenance Agreement, the Grantor Trust Trustee shall, promptly following actual notice of the Yield Maintenance Agreement Counterparty’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty.  The Yield Maintenance Agreement Counterparty or the Depositor shall promptly provide the Grantor Trust Trustee with a copy of such Guaranty; provided, that the Grantor Trust Trustee shall in no event be liable for any failure or delay in the performance by the Yield Maintenance Agreement Counterparty or any Guarantor of its obligations hereunder or pursuant to the Yield Maintenance Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

ARTICLE IV

THE GRANTOR TRUST CERTIFICATES

Section 4.01. The Grantor Trust Certificates.

(a) The Depository, the Depositor and the Grantor Trust Trustee have entered into a letter agreement dated as of October 24, 2007 (the “Depository Agreement”).  Except as provided in Subsection 4.01(b), the Grantor Trust Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of such Grantor Trust Certificates may not be transferred by the Grantor Trust Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Grantor Trust Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Grantor Trust Trustee shall deal with the Depository as representative of the Grantor Trust Certificate Owners for purposes of exercising the rights of Grantor Trust Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Grantor Trust Certificate Owners; and (v) the Grantor Trust Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

All transfers by Grantor Trust Certificate Owners of Grantor Trust Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Grantor Trust Certificate Owners. Each Depository Participant shall only transfer Grantor Trust Certificates of Grantor Trust Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

(b) If (i)(A) the Depositor advises the Grantor Trust Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Grantor Trust Trustee or the Depositor is unable to locate a qualified successor within 30 days or (ii) after the occurrence and continuation of a default hereunder, the Grantor Trust Certificate Owners of not less than 51% of the Percentage Interests of the Grantor Trust Certificates advise the Grantor Trust Trustee and the Depository in writing through the depository participants that the continuation of a book-entry system with respect to the Grantor Trust Certificates through the Depository (or its successor) is no longer in the best interests of the Grantor Trust Certificate Owners, then the Grantor Trust Trustee shall request that the Depository notify all Grantor Trust Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Grantor Trust Certificates (the “Definitive Grantor Trust Certificates”) to Grantor Trust Certificate Owners requesting the same.  Upon surrender to the Grantor Trust Trustee of the Grantor Trust Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Grantor Trust Trustee shall issue the Definitive Grantor Trust Certificates.  Neither the Depositor nor the Grantor Trust Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

(c) The Grantor Trust Certificates shall be substantially in the form set forth in Exhibit A hereto.  The Grantor Trust Certificates shall be executed by manual signature on behalf of the Grantor Trust Trustee in its capacity as Grantor Trust Trustee hereunder by an authorized officer.  Grantor Trust Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Grantor Trust Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Grantor Trust Certificates or did not hold such offices at the date of such Grantor Trust Certificates.  No Grantor Trust Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Grantor Trust Certificate a certificate of authentication substantially in the form provided for herein executed by the Grantor Trust Trustee by manual signature, and such certificate upon any Grantor Trust Certificate shall be conclusive evidence, and the only evidence, that such Grantor Trust Certificate has been duly authenticated and delivered hereunder.  All Grantor Trust Certificates shall be dated the date of their authentication.

Pending the preparation of Definitive Grantor Trust Certificates, the Grantor Trust Trustee may sign and authenticate temporary Grantor Trust Certificates that are printed, lithographed or typewritten, in authorized denominations for Grantor Trust Certificates, substantially of the tenor of the Definitive Grantor Trust Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Grantor Trust Certificates may determine, as evidenced by their execution of such Grantor Trust Certificates.  If temporary Grantor Trust Certificates are issued, the Depositor will cause Definitive Grantor Trust Certificates to be prepared without unreasonable delay.  After the preparation of Definitive Grantor Trust Certificates, the temporary Grantor Trust Certificates shall be exchangeable for Definitive Grantor Trust Certificates upon surrender of the temporary Grantor Trust Certificates at the office of the Grantor Trust Trustee, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Grantor Trust Trustee shall sign and the Certificate Registrar shall authenticate and deliver in exchange therefor a like aggregate principal amount, in authorized denominations, of Definitive Grantor Trust Certificates.  Until so exchanged, such temporary Grantor Trust Certificates shall in all respects be entitled to the same benefits as Definitive Grantor Trust Certificates.

Each of the Grantor Trust Certificates will be initially registered as a single Grantor Trust Certificate held by a nominee of the Depository, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $100,000 and increments of $1 in excess thereof.  The Grantor Trust Certificates shall be issued in the aggregate dollar denominations as set forth in the following table:

Class	Current Principal Amount
A-1	$ 24,759,000.00

Section 4.02. Registration of Transfer and Exchange of Grantor Trust Certificates.

(a) At all times during the term of this Agreement, the Grantor Trust Trustee shall maintain at its Corporate Trust Office a register (the “Certificate Register”) in which, subject to such reasonable regulations as the Grantor Trust Trustee may prescribe, the Certificate Register shall provide for the registration of Grantor Trust Certificates and of transfers and exchanges of Grantor Trust Certificates as herein provided.  The Depositor shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Grantor Trust Trustee as to the information set forth in the Certificate Register.

The Depositor and every Grantor Trust Certificateholder and Grantor Trust Certificate Owner, by receiving and holding a Grantor Trust Certificate or an interest therein,  agrees with the Grantor Trust Trustee that the Grantor Trust Trustee shall not be held accountable by reason of the disclosure of any such information as to the names and addresses of the Grantor Trust Certificateholders hereunder, regardless of the source from which such information was derived.

(b) Subject to the preceding subsection, upon surrender for registration of transfer of any Grantor Trust Certificate at the Corporate Trust Office of the Grantor Trust Trustee, the Grantor Trust Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Grantor Trust Certificates of a like aggregate Percentage Interest.

(c) At the option of any Holder, its Grantor Trust Certificates may be exchanged for other Grantor Trust Certificates of authorized denominations of a like aggregate Percentage Interest, upon surrender of the Grantor Trust Certificates to be exchanged at the Corporate Trust Office of the Grantor Trust Trustee.  Whenever any Grantor Trust Certificates are so surrendered for exchange, the Grantor Trust Trustee shall execute, authenticate and deliver the Grantor Trust Certificates which the Grantor Trust Certificateholder making the exchange is entitled to receive.

(d) Every Grantor Trust Certificate presented or surrendered for transfer or exchange shall (if so required by the Grantor Trust Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Grantor Trust Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and shall further be accompanied by the information required to be provided to the Grantor Trust Trustee for WHFIT reporting purposes pursuant to Section 3.06 hereof, including the status of the proposed transferee as a “middleman” as defined by the WHFIT Regulations and, in the case of a transfer pursuant to a sale, the price, the amount of proceeds and the date of sale of such Grantor Trust Certificate or interest therein.

(e) No service charge shall be made for any transfer or exchange of Grantor Trust Certificates, but the Grantor Trust Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Grantor Trust Certificates.

(f) All Grantor Trust Certificates surrendered for transfer and exchange shall be destroyed by the Grantor Trust Trustee without liability on its part.

Section 4.03. Mutilated, Destroyed, Lost or Stolen Grantor Trust Certificates.

If (i) any mutilated Grantor Trust Certificate is surrendered to the Grantor Trust Trustee, or the Grantor Trust Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Grantor Trust Certificate, and (ii) (except in the case of a mutilated Grantor Trust Certificate) there is delivered to the Grantor Trust Trustee such agreement, security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Grantor Trust Trustee that such Grantor Trust Certificate has been acquired by a bona fide purchaser, the Grantor Trust Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Grantor Trust Certificate, a new Grantor Trust Certificate of like tenor and Percentage Interest but bearing a number not contemporaneously outstanding.  Upon the issuance of any new Grantor Trust Certificate under this Section, the Grantor Trust Trustee may require the payment by the Grantor Trust Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.  Any duplicate Grantor Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Grantor Trust Certificate shall be found at any time.

Section 4.04. Persons Deemed Owners.

Prior to due presentment of a Grantor Trust Certificate for registration of transfer, the Depositor, the Grantor Trust Trustee and any agent of the Depositor or the Grantor Trust Trustee may treat the Person in whose name any Grantor Trust Certificate is registered as the owner of such Grantor Trust Certificate for the purpose of receiving distributions pursuant to Section 3.05 and for all other purposes whatsoever, and none of the Depositor, the Grantor Trust Trustee, or any agent of the Depositor or the Grantor Trust Trustee shall be affected by notice to the contrary.

ARTICLE V
THE GRANTOR TRUST TRUSTEE

Section 5.01. Duties of Grantor Trust Trustee.

(a)  Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Grantor Trust Trustee pursuant to any provision of this Agreement, the Grantor Trust Trustee shall examine them to determine whether they are in the form required by this Agreement and the Underlying Agreement; provided, however, that the Grantor Trust Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Grantor Trust Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement. The Grantor Trust Trustee shall notify the Grantor Trust Certificateholders and the Rating Agency of any such documents which do not materially conform to the requirements of this Agreement in the event that the Grantor Trust Trustee, after so requesting of the party required to deliver the same, does not receive satisfactorily corrected documents or a satisfactory explanation regarding any such nonconformities.

The Grantor Trust Trustee shall forward or cause to be forwarded or make available, as applicable, in a timely fashion the notices, reports and statements required to be forwarded by the Grantor Trust Trustee pursuant to Sections 3.01, 3.02, 3.06 and 7.01.

(b) No provision of this Agreement shall be construed to relieve the Grantor Trust Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The duties and obligations of the Grantor Trust Trustee shall be determined solely by the express provisions of this Agreement, the Grantor Trust Trustee shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Grantor Trust Trustee and, in the absence of bad faith on the part of the Grantor Trust Trustee, the Grantor Trust Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Grantor Trust Trustee and conforming to the requirements of this Agreement;

(ii) The Grantor Trust Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Grantor Trust Trustee unless it shall be proved that the Grantor Trust Trustee was negligent in ascertaining the pertinent facts;

(iii) The Grantor Trust Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Grantor Trust Certificateholders in accordance with the terms of this Agreement, as to the time, method and place of conducting any proceeding for any remedy available to the Grantor Trust Trustee, or exercising any trust or other power conferred upon the Grantor Trust Trustee under this Agreement;

(iv) The Grantor Trust Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Grantor Trust Trustee unless it is determined by a court of competent jurisdiction that the Grantor Trust Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Grantor Trust Trustee is obligor and has defaulted thereon);

(v) Anything in this Agreement to the contrary notwithstanding, in no event shall the Grantor Trust Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Grantor Trust Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(vi) Neither the Depositor nor the Grantor Trust Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another;

(vii) The Grantor Trust Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided that this provision shall not be deemed to abrogate the responsibilities undertaken by the Grantor Trust Trustee hereunder to perform routine administrative duties in accordance with the terms of this Agreement;

(viii) The Grantor Trust Trustee shall not be deemed to have notice of any fact or circumstance upon the occurrence of which it may be required to take action hereunder unless a Responsible Officer of the Grantor Trust Trustee has actual knowledge of such event, fact or circumstance or unless written notice of any such event is received by the Grantor Trust Trustee at its Corporate Trust Office;

(ix) No provision in this Agreement shall require the Grantor Trust Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Grantor Trust Trustee hereunder, or in the exercise of any of its rights or powers, if the Grantor Trust Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided that this provision shall not be deemed to abrogate the responsibilities undertaken by the Grantor Trust Trustee hereunder to perform routine administrative duties in accordance with the terms hereof; and

(x) Except for those actions that the Grantor Trust Trustee is required to take hereunder, the Grantor Trust Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

The Grantor Trust Trustee is hereby directed to execute and deliver the Yield Maintenance Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity.

The Sponsor, the Depositor and the Grantor Trust Certificateholders (by acceptance of their Grantor Trust Certificates) acknowledge and agree that:

(i) the Grantor Trust Trustee shall execute and deliver the Yield Maintenance Agreement on behalf of Party B (as defined therein), and

(ii) the Grantor Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Grantor Trust Trustee shall apply to the Grantor Trust Trustee’s  execution  of the Yield Maintenance Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

Section 5.02. Certain Matters Affecting the Grantor Trust Trustee.

Except as otherwise provided in Section 5.01:

(i) The Grantor Trust Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Grantor Trust Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) The Grantor Trust Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Grantor Trust Certificateholders, pursuant to the provisions of this Agreement, unless such Grantor Trust Certificateholders shall have offered to the Grantor Trust Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv) The Grantor Trust Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) The Grantor Trust Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, but the Grantor Trust Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Grantor Trust Trustee shall determine to make such further inquiry or investigation, it shall be entitled to the extent reasonable under the circumstances to examine the books, records and premises of such Person, personally or by agent or attorney;

(vi) The Grantor Trust Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the default or misconduct of any such agents or attorneys if selected with reasonable care; and

(vii) The right of the Grantor Trust Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Grantor Trust Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act.

Section 5.03. Grantor Trust Trustee Not Liable for Grantor Trust Certificates or Underlying Securities.

The recitals contained herein and in the Grantor Trust Certificates (other than the statements attributed to, and the representations and warranties of, the Grantor Trust Trustee in Article II and the signature and countersignature of the Certificate Registrar on the Grantor Trust Certificates) shall be taken as the statements of the Depositor, and the Grantor Trust Trustee shall not have any responsibility for their correctness. The Grantor Trust Trustee does not makes any representation as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.03(b)) or of the Grantor Trust Certificates (other than that the Grantor Trust Certificates shall be duly and validly executed and authenticated by it) or of the Underlying Securities or any related document.  Except as otherwise provided herein, the Grantor Trust Trustee shall not be accountable for the use or application by the Depositor of any of the Grantor Trust Certificates or of the proceeds of such Grantor Trust Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment and delivery of the Underlying Securities.

Section 5.04. Grantor Trust Trustee May Own Grantor Trust Certificates.

The Grantor Trust Trustee in its individual capacity or in any capacity other than as Grantor Trust Trustee hereunder may become the owner or pledgee of any Grantor Trust Certificates with the same rights it would have if it were not Grantor Trust Trustee and may otherwise deal with the parties hereto.

Section 5.05. Grantor Trust Trustee’s Fees and Expenses.

(a) The Grantor Trust Trustee shall be reimbursed for all expenses and fees incurred in connection with this agreement by Bear Stearns.

(b) The Grantor Trust Trustee and any director, officer, employee or agent of the Grantor Trust Trustee shall be entitled to be indemnified and held harmless by Bear Stearns against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees and expenses, damages, judgments, amounts paid in settlement and out-of-pocket expenses) arising out of, or incurred in connection with this Agreement, the Underlying Agreement, the Underlying Securities and the Grantor Trust Certificates, the exercise and performance of any of the powers and duties of the Grantor Trust Trustee hereunder or thereunder; provided that neither the Grantor Trust Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 5.05(b) for any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Grantor Trust Trustee’s obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties.

The provisions of this Section 5.05 shall survive any resignation or removal of the Grantor Trust Trustee and appointment of a successor Grantor Trust Trustee.

Section 5.06. Eligibility Requirements for Grantor Trust Trustee.

The Grantor Trust Trustee and any successor Grantor Trust Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital, and surplus and undivided profits of at least $50,000,000 (or shall be a member of a bank holding system, the combined capital and surplus of which is at least $50,000,000) and subject to supervision or examination by federal or state authority. If the Grantor Trust Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published.  The Grantor Trust Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act and shall in no event be an Affiliate of the Depositor or of any Person involved in the organization or operation of the Depositor.   In case at any time the Grantor Trust Trustee shall cease to be eligible in accordance with the provisions of this Section, the Grantor Trust Trustee shall resign immediately in the manner and with the effect specified in Section 5.07.

Section 5.07. Resignation and Removal of the Grantor Trust Trustee.

(a) The Grantor Trust Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Grantor Trust Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Grantor Trust Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Grantor Trust Trustee and the successor Grantor Trust Trustee. If no successor Grantor Trust Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Grantor Trust Trustee may petition any court of competent jurisdiction for the appointment of a successor Grantor Trust Trustee.

(b) If at any time the Grantor Trust Trustee shall cease to be eligible in accordance with the provisions of Section 5.06 and shall fail to resign after written request therefor by the Depositor or the Majority Grantor Trust Certificateholders, or if at any time the Grantor Trust Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Grantor Trust Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Grantor Trust Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Grantor Trust Trustee and appoint a successor Grantor Trust Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Grantor Trust Trustee so removed and one copy to the successor Grantor Trust Trustee.

(c) Majority Grantor Trust Certificateholders may at any time remove the Grantor Trust Trustee and appoint a successor Grantor Trust Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Grantor Trust Trustee so removed and the successor so appointed.  A copy of such instrument shall be delivered to the Grantor Trust Certificateholders by the Depositor.  All reasonable out-of-pocket costs and expenses incurred in connection with such removal and replacement of the Grantor Trust Trustee, including without limitation, reasonable attorneys fees and expenses, shall be borne by the party requesting such action.

(d) No resignation or removal of the Grantor Trust Trustee and appointment of a successor Grantor Trust Trustee pursuant to any of the provisions of this Section shall become effective except upon appointment of and acceptance of such appointment by the successor Grantor Trust Trustee as provided in Section 5.08 and (ii) no entity may be appointed as a successor Grantor Trust Trustee if such appointment would result in a withdrawal or downgrading of any then current rating assigned to the Grantor Trust Certificates by the Rating Agency.

Section 5.08. Successor Grantor Trust Trustee.

(a) Any successor Grantor Trust Trustee appointed as provided in Section 5.07 shall execute, acknowledge and deliver to the Depositor, the Grantor Trust Certificateholders and to its predecessor Grantor Trust Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Grantor Trust Trustee shall then become effective and such successor Grantor Trust Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Grantor Trust Trustee o herein.  The predecessor Grantor Trust Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Grantor Trust Trustee the Underlying Securities and related documents and statements held by it hereunder, and the Depositor and the predecessor Grantor Trust Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Grantor Trust Trustee all such rights, powers, duties and obligations.

(b) No successor Grantor Trust Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Grantor Trust Trustee shall be eligible under the provisions of Section 5.06.

(c) Upon acceptance of appointment by a successor Grantor Trust Trustee as provided in this Section, the successor Grantor Trust Trustee shall mail notice of the succession of such Grantor Trust Trustee hereunder to all Grantor Trust Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agency.  The Depositor shall cause such notice to be mailed at the expense of the Depositor.

(d) Notwithstanding anything in this Agreement or the Underlying Agreement to the contrary, in the event that the paying agent for the Underlying Series resigns or is terminated, the Grantor Trust Trustee (if it was such paying agent) shall resign as Grantor Trust Trustee under this Agreement and the Depositor may appoint the successor paying agent as the successor to the Grantor Trust Trustee hereunder.

Section 5.09. Merger or Consolidation of Grantor Trust Trustee.

Any state bank or trust company or national banking association into which the Grantor Trust Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Grantor Trust Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Grantor Trust Trustee shall be the successor of the Grantor Trust Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 5.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  The Grantor Trust Trustee shall mail notice of any such merger or consolidation to the Depositor and to the Grantor Trust Certificateholders at their address as shown in the Certificate Register.

Section 5.10. Appointment of Co-Grantor Trust Trustee or Separate Grantor Trust Trustee.

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Grantor Trust Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Grantor Trust Trustee and the Depositor to act as co-Grantor Trust Trustee or co-Grantor Trust Trustees, jointly with the Grantor Trust Trustee, or separate Grantor Trust Trustee or separate Grantor Trust Trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 5.10, such powers, duties, obligations, rights and trusts as the Depositor and the Grantor Trust Trustee may consider necessary or desirable.  No co-Grantor Trust Trustee or separate Grantor Trust Trustee hereunder shall be required to meet the terms of eligibility as a successor Grantor Trust Trustee under Section 5.06 hereunder; provided, that if the co-Grantor Trust Trustee or separate Grantor Trust Trustee does not meet such eligibility standards, the Grantor Trust Trustee shall remain liable for its actions hereunder, and no notice to Grantor Trust Certificateholders of the appointment of co-Grantor Trust Trustee(s) or separate Grantor Trust Trustee(s) shall be required under Section 5.08 hereof.

(b) If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Grantor Trust Trustee shall have the power to make such appointment without the Depositor.

(c) In the case of any appointment of a co-Grantor Trust Trustee or separate Grantor Trust Trustee pursuant to this Section 5.10, all rights, powers, duties and obligations conferred or imposed upon the Grantor Trust Trustee and required to be conferred on such co-Grantor Trust Trustee shall be conferred or imposed upon and exercised or performed jointly by the Grantor Trust Trustee and such separate Grantor Trust Trustee or co-Grantor Trust Trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Grantor Trust Trustee hereunder or as successor to the Master Servicer hereunder), the Grantor Trust Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate Grantor Trust Trustee or co-Grantor Trust Trustee at the direction of the Grantor Trust Trustee.

(d) Any notice, request or other writing given to the Grantor Trust Trustee shall be deemed to have been given to each of the then separate Grantor Trust Trustees and co-Grantor Trust Trustees, as effectively as if given to each of them. Every instrument appointing any separate Grantor Trust Trustee or co-Grantor Trust Trustee shall refer to this Agreement and the conditions of this Article V. Each separate Grantor Trust Trustee and co-Grantor Trust Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Grantor Trust Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Grantor Trust Trustee. Every such instrument shall be filed with the Grantor Trust Trustee.

(e) To the extent not prohibited by law, any separate Grantor Trust Trustee or co-Grantor Trust Trustee may, at any time, request the Grantor Trust Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name.  If any separate Grantor Trust Trustee or co-Grantor Trust Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Grantor Trust Trustee, to the extent permitted by law, without the appointment of a new or successor Grantor Trust Trustee.

(f) No Grantor Trust Trustee under this Agreement shall be personally liable by reason of any act or omission of another Grantor Trust Trustee under this Agreement. The Depositor and the Grantor Trust Trustee acting jointly may at any time accept the resignation of or remove any separate Grantor Trust Trustee or co-Grantor Trust Trustee.

ARTICLE VI

THE DEPOSITOR

Section 6.01. Liability of the Depositor.

The Depositor shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor herein.

Section 6.02. Merger, Consolidation or Conversion of the Depositor.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Grantor Trust Certificates and to perform its duties under this Agreement.

The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 6.03. Limitation on Liability of the Depositor and Others.

Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Grantor Trust Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of reckless disregard of such obligations and duties.  The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind which, primafacie, is properly executed and submitted by any Person respecting any matters arising hereunder.  Provided that such action is not related to its representations made in or its duties under this Agreement, the Depositor shall not be under any obligation to appear in, prosecute or defend any action or proceeding unless such action in its opinion does not involve it in any expense or liability.

ARTICLE VII
TERMINATION

Section 7.01. Termination.

(a) The respective obligations and responsibilities of the Depositor and the Grantor Trust Trustee created hereby with respect to the Trust Fund (other than the obligation to make certain payments and to send certain notices to the Grantor Trust Certificateholders as hereinafter set forth) shall terminate upon the later of (i) the making of the final payment on or other liquidation of the Underlying Securities and (ii) the payment to the Grantor Trust Certificateholders of all amounts required to be paid to them pursuant to this Agreement; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

(b) The Grantor Trust Trustee shall, in accordance with Section 8.05, give a Notice of Final Distribution to the Holders, the Depositor and the Rating Agency as soon as practicable of the Distribution Date on which the Grantor Trust Trustee anticipates that the final distribution will be made on the Grantor Trust Certificates, which notice shall:

(i) specify the Distribution Date on which the final distribution is anticipated to be made to such Holders;

(ii) specify the amount of any such final distribution, if known; and

(iii) state that the final distribution to such Holders will be made only upon presentment and surrender of their Grantor Trust Certificates at the office of the Grantor Trust Trustee therein specified.

If the payment on the Grantor Trust Certificates is not made on the anticipated Distribution Date for any reason, the Grantor Trust Trustee shall promptly mail notice thereof to each such Holder, the Depositor and to the Rating Agency.

(c) Upon presentment and surrender of the Grantor Trust Certificates by the Holders of the Grantor Trust Certificates on the Final Distribution Date, the Grantor Trust Trustee shall distribute to such Grantor Trust Certificateholders the amounts otherwise distributable to them on such Distribution Date pursuant to Section 3.05(a).  Any funds not distributed on a Final Distribution Date because of the failure of any Grantor Trust Certificateholders to tender their Grantor Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Grantor Trust Certificateholders, and the Trust Fund shall terminate.  If any Grantor Trust Certificates as to which Notice of Final Distribution has been given pursuant to this Section 7.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Grantor Trust Trustee shall mail a second notice to the remaining Grantor Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Grantor Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Grantor Trust Certificate shall not have been surrendered for cancellation, the Grantor Trust Trustee shall directly or through an agent, take reasonable steps to contact the remaining Grantor Trust Certificateholders concerning surrender of their Grantor Trust Certificates. The costs and expenses of maintaining such funds and of contacting Grantor Trust Certificateholders shall be paid out of the assets of the Trust Fund.  If within two years after the second notice any Grantor Trust Certificates shall not have been surrendered for cancellation, the Grantor Trust Trustee shall segregate all amounts distributable to the Holders thereof and shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Grantor Trust Certificateholder on any amount held as a result of such Grantor Trust Certificateholder’s failure to surrender its Grantor Trust Certificate(s) for final payment thereof in accordance with this Section 7.01.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 8.01. Amendment.

(a) This Agreement may be amended from time to time by the Depositor, the  Grantor Trust Trustee, without the prior consent of any Grantor Trust Certificateholder:

(i) to cure any ambiguity;

(ii) to correct or supplement any provisions herein, which may be inconsistent with any other provisions herein;

(iii) to conform to the language in the Prospectus Supplement;

(iv) to revise any provisions to reflect the obligations of the parties to this Agreement as they relate to Regulation AB;

(v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the existing provisions of this Agreement; and

(vi) to make such modifications as may be permitted or required hereunder in connection with a repurchase of any Underlying Security pursuant to Section 2.03(c) hereof;

provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Grantor Trust Trustee or a letter from the Rating Agency confirming that such amendment shall not result in a downgrade or withdrawal of a rating on any of the Grantor Trust Certificates (in each case, the expense of which shall be paid for by the Depositor), adversely affect in any material respect the interests of any Grantor Trust Certificateholder.

(b) This Agreement may also be amended from time to time by the Depositor and the Grantor Trust Trustee with the prior written consent of the Majority Grantor Trust Certificateholder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Grantor Trust Certificateholders; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Grantor Trust Certificate without the consent of the Holder of such Grantor Trust Certificate; or

(ii) modify the provisions of this Section 8.01 without the consent of the Holders of all Grantor Trust Certificates.

Notwithstanding any other provision of this Agreement, for the purposes of the giving or withholding of consents pursuant to this Section 8.01(b), Grantor Trust Certificates registered in the name of, or held for the benefit of, the Depositor or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Grantor Trust Certificates.

(c) Promptly after the execution of any such amendment the Grantor Trust Trustee shall furnish written notification of the substance of such amendment to each Grantor Trust Certificateholder.  It shall not be necessary for the consent of the Grantor Trust Certificateholders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Grantor Trust Certificateholders shall be subject to such reasonable regulations as the Grantor Trust Trustee may prescribe.

(d) Notwithstanding any contrary provision of this Agreement, the Grantor Trust Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Depositor or the Grantor Trust Trustee in accordance with such amendment (i) is authorized or permitted by the Agreement and (ii) will not result in the imposition of a tax on the Trust or cause the Trust to fail to be classified as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code.

Section 8.02. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 8.03. Limitation on Rights of Grantor Trust Certificateholders.

(a) The death or incapacity of any Grantor Trust Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Grantor Trust Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) No Grantor Trust Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Grantor Trust Certificates, be construed so as to constitute the Grantor Trust Certificateholders from time to time as partners or members of an association; nor shall any Grantor Trust Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Grantor Trust Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or the Trust Fund, unless such Holder previously shall have given to the Grantor Trust Trustee and the Depositor a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Majority Grantor Trust Certificateholder shall have made written request upon the Grantor Trust Trustee to institute such action, suit or proceeding in its own name as Grantor Trust Trustee hereunder and shall have offered to the Grantor Trust Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Grantor Trust Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  For the prosecution and enforcement of the rights granted under this Section, each and every Grantor Trust Certificateholder and the Grantor Trust Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.04. Governing Law.

This Agreement and the Grantor Trust Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state (without reference to the conflicts of law provisions of such state, other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws, which shall apply hereto), and the obligations, rights and remedies of the parties hereunder and the Grantor Trust Certificateholders shall be determined in accordance with such laws.

Section 8.05. Notices.

All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, or such other address as may hereafter be furnished to the Grantor Trust Trustee in writing by the Depositor; (b) in the case of the Grantor Trust Trustee, to its Corporate Trust Office; and (c) in the case of S&P, Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041 or such other address as may hereafter be furnished to the other parties hereto in writing.

Section 8.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Grantor Trust Certificates or the rights of the Holders thereof.

Section 8.07. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Grantor Trust Certificateholders.

Section 8.08. Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8.09. Notices to Rating Agency.

The Grantor Trust Trustee shall notify the Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clauses (a), (b), or (e) below or provide a copy to the Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of each of the statements described in clauses (c) and (e) below:

(a) a material change or amendment to this Agreement,

(b) the termination or appointment of a successor Grantor Trust Trustee or a change in the majority ownership of the Grantor Trust Trustee,

(c) the monthly distribution statement required to be made available or delivered to the Grantor Trust Certificateholders pursuant to Section 3.06,

(d) Notice of Final Distribution required to be delivered pursuant to Section 7.01(b), and

(e) a change in the location of the Certificate Account.

The Depositor shall notify the Rating Agencies of any change in its identity.

Section 8.10. Acts of Grantor Trust Certificateholders.

(a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Grantor Trust Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Grantor Trust Certificateholders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Grantor Trust Trustee and, where it is expressly required, to the Depositor.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Grantor Trust Trustee and the Depositor, if made in the manner provided in this Section 8.10.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Grantor Trust Trustee deems sufficient.

(c) The ownership of Grantor Trust Certificates (notwithstanding any notation of ownership or other writing on such Grantor Trust Certificates, except an endorsement in accordance with Section 4.02 made on a Grantor Trust Certificates presented in accordance with Section 4.04) shall be proved by the Certificate Register, and neither the Grantor Trust Trustee, the Depositor, nor any successor to either such party shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Grantor Trust Certificate shall bind every future holder of the same Grantor Trust Certificate and the holder of every Grantor Trust Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Grantor Trust Trustee, the Depositor, or any successor to either such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

(e) In determining whether the Holders of the requisite Percentage Interest of Grantor Trust Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Grantor Trust Certificates owned by the Grantor Trust Trustee or the Depositor or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 8.01(b), except that, in determining whether the Grantor Trust Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Grantor Trust Certificates which the Grantor Trust Trustee knows to be so owned shall be so disregarded.  Grantor Trust Certificates which have been pledged in good faith to the Grantor Trust Trustee or the Depositor or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Grantor Trust Trustee the pledgor’s right to act with respect to such Grantor Trust Certificates and that the pledgor is not an Affiliate of the Grantor Trust Trustee or the Depositor, as the case may be.

[TPW: NYLEGAL:725334.7] 17297-00562  12/10/2007 03:46 PM

IN WITNESS WHEREOF, the Depositor and the Grantor Trust Trustee have caused their names to be signed hereto by their respective duly authorized officers, all as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor

By: /s/ Joseph T. Jurkowski, Jr.
Name: Joseph T. Jurkowski, Jr.
Title: Vice President

WELLS FARGO BANK, N.A., as Grantor Trust Trustee

By: /s/ Stacey M. Taylor
Name: Stacey M. Taylor
Title:Vice President

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

On the 24th day of October, 2007 before me, a notary public in and for said State, personally appeared _____________________ known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	Commission Expires:

[TPW: NYLEGAL:725334.7] 17297-00562  12/10/2007 03:46 PM

STATE OF MARYLAND	)
ss.:
COUNTY OF HOWARD	)

On the 24th day of October, 2007 before me, a notary public in and for said State, personally appeared ____________________________ known to me to be a(n) ________________________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	Commission Expires:

[TPW: NYLEGAL:725334.7] 17297-00562  12/10/2007 03:46 PM

EXHIBIT A

 FORM OF GRANTOR TRUST CERTIFICATE

THE CURRENT PRINCIPAL AMOUNT OF THIS GRANTOR TRUST CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE GRANTOR TRUST CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS GRANTOR TRUST CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS GRANTOR TRUST CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE GRANTOR TRUST TRUSTEE NAMED HEREIN.

UNLESS THIS GRANTOR TRUST CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE GRANTOR TRUST TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GRANTOR TRUST CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[TPW: NYLEGAL:725334.7] 17297-00562  12/10/2007 03:46 PM

Grantor Trust Certificate No. [ ]	Variable Pass-Through Rate

Class A-1

Date of Grantor Trust Agreement: As of October 24, 2007	Aggregate Initial Current Principal Amount of all Grantor Trust Certificates of this Class as of the Closing Date: $[ ]

First Distribution Date: October 25, 2007	Initial Current Principal Amount of this Grantor Trust Certificate as of the Closing Date: $[ ]

Grantor Trust Trustee: Wells Fargo Bank, N.A.	CUSIP: [ ]

Assumed Final Distribution Date: [_______]

BEAR STEARNS STRUCTURED PRODUCTS INC. TRUST 2007-R3

GRANTOR TRUST CERTIFICATES

SERIES 2007-R3

evidencing a Percentage Interest in the distributions allocable to the Class A-1 Grantor Trust Certificates with respect to a Trust Fund consisting primarily of the Underlying Securities sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

This Grantor Trust Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Grantor Trust Trustee referred to below or any of their affiliates or any other person. Neither this Grantor Trust Certificate nor the Underlying Securities are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Grantor Trust Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Grantor Trust Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Grantor Trust Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Grantor Trust Certificates of the same Class as this Grantor Trust Certificate in a trust (the “Trust Fund”) primarily consisting of the Underlying Securities sold by Structured Asset Mortgage Investments II Inc. (“SAMI II”). The Underlying Securities were sold by EMC Mortgage Corporation (“EMC”) to SAMI II.  The Trust Fund was created pursuant to the Grantor Trust Agreement, dated as of the Closing Date, (the “Agreement”), between SAMI II, as depositor (the “Depositor”) and Wells Fargo Bank, N.A., as grantor trust trustee (the “Grantor Trust Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Grantor Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Grantor Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

  Interest on this Grantor Trust Certificate will accrue from and including the 25th day (or with respect to the First Distribution Date, the Closing Date) of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs to and including the 24th day of the calendar month in which that Distribution Date occurs (or with respect to the First Distribution Date, to but not including October 25, 2007) on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate as described in the Agreement.  The Grantor Trust Trustee will distribute on the Underlying Security Distribution Date of each month (each, a “Distribution Date”) to the Person in whose name this Grantor Trust Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (or with respect to the First Distribution Date, the Closing Date), an amount equal to the product of Percentage Interest evidenced by this Grantor Trust Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Grantor Trust Certificates of the same Class as this Grantor Trust Certificate, commencing on the First Distribution Date specified above. The Underlying Security Distribution Date is the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day.

Distributions on this Grantor Trust Certificate will be made by the Grantor Trust Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Grantor Trust Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Grantor Trust Certificate will be made after due notice by the Grantor Trust Trustee of the pendency of such distribution and only upon presentation and surrender of this Grantor Trust Certificate at the office or agency appointed by the Grantor Trust Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Grantor Trust Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Grantor Trust Certificate is one of a duly authorized issue of Grantor Trust Certificates designated as set forth on the face hereof (the “Grantor Trust Certificates”), issued in one Class. The Grantor Trust Certificates evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Grantor Trust Certificateholder, by its acceptance of this Grantor Trust Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that none of the Depositor or the Grantor Trust Trustee are liable to the Grantor Trust Certificateholders for any amount payable under this Grantor Trust Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Grantor Trust Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Grantor Trust Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Grantor Trust Trustee and the rights of the Grantor Trust Certificateholders related to the Trust Fund under the Agreement from time to time by the parties thereto with the consent of the Holders of the Grantor Trust Certificates, evidencing Percentage Interests aggregating not less than 51% of the Grantor Trust Certificates (or in certain cases, Holders of the Grantor Trust Certificates of affected Classes evidencing such percentage of the Percentage Interests thereof). Any such consent by the Holder of this Grantor Trust Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Grantor Trust Certificate and of any Grantor Trust Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Grantor Trust Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Grantor Trust Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Grantor Trust Certificate is registrable with the Grantor Trust Trustee upon surrender of this Grantor Trust Certificate for registration of transfer at the offices or agencies maintained by the Grantor Trust Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Grantor Trust Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and accompanied by the information required to be provided to the Grantor Trust Trustee for WHFIT reporting purposes as described in the Agreement, and thereupon one or more new Grantor Trust Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Grantor Trust Certificates are issuable only as registered Grantor Trust Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Grantor Trust Certificate is exchangeable for one or more new Grantor Trust Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Grantor Trust Certificateholders for any such registration of transfer, but the Grantor Trust Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, Grantor Trust Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Grantor Trust Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Grantor Trust Certificateholders with respect to the termination of the Agreement related to the Trust Fund) shall terminate upon the later of (i) the making of the final payment on or other liquidation of the Underlying Securities, or (ii) the payment to the Grantor Trust Certificateholders of all amounts required to be paid to them pursuant to the Agreement. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Grantor Trust Certificate has been countersigned by an authorized signatory of the Grantor Trust Trustee by manual signature, this Grantor Trust Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

[TPW: NYLEGAL:725334.7] 17297-00562  12/10/2007 03:46 PM

IN WITNESS WHEREOF, the Grantor Trust Trustee has caused this Certificate to be duly executed.

Dated: October 24, 2007	WELLS FARGO BANK, N.A.,
not in its individual capacity but solely as Grantor Trust Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Grantor Trust Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.,
Authorized signatory of Wells Fargo Bank, N.A., not in its individual capacity but solely as Grantor Trust Trustee

By:
Authorized Signatory

[TPW: NYLEGAL:725334.7] 17297-00562  12/10/2007 03:46 PM

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Grantor Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Grantor Trust Trustee to issue a new Grantor Trust Certificate of a like denomination and Class, to the above named assignee and deliver such Grantor Trust Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by    __________________, the assignee named above, or ________________________, as its agent.

[TPW: NYLEGAL:725334.7] 17297-00562  12/10/2007 03:46 PM

EXHIBIT B

FORM OF CERTIFICATION TO BE
PROVIDED BY THE GRANTOR TRUST TRUSTEE TO DEPOSITOR

Re:            ________________________________ Trust 200_-____(the “Trust”), Grantor Trust Certificates, Series 200_-____, issued pursuant to the Grantor Trust Agreement, dated as of ________, 200_ (the “Agreement” or “Trust Agreement”), between Structured Asset Mortgage Investments II Inc., as Depositor and Wells Fargo Bank, National Association, as Grantor Trust Trustee

The Grantor Trust Trustee hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

  1.            I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

  2.            To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Grantor Trust Trustee’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

  3.            To my knowledge, the distribution information required to be provided by the Grantor Trust Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports;

  4.            I am responsible for reviewing the activities performed by the Grantor Trust Trustee under the Trust Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Grantor Trust Trustee required by the Trust Agreement, and except as disclosed in the Reports, the Grantor Trust Trustee has fulfilled its obligations under the Trust Agreement in all material respects; and

  5.            The report on assessment of compliance with servicing criteria applicable to the Grantor Trust Trustee for asset-backed securities of the Grantor Trust Trustee and each Subcontractor utilized by the Grantor Trust Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Grantor Trust Trustee has reasonably relied on information provided to it by the following unaffiliated parties:  [names of servicer(s), master servicer, subservicer, depositor, Grantor Trust Trustee, custodian(s)]

Date:

________________________________
[Signature]
[Title]

EXHIBIT C

  SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Grantor Trust Trustee – waterfall calculator
Grantor Trust Trustee – fiduciary of the transaction

Note:  The definitions above describe the essential function that the party performs, rather than the party’s title.  So, for example, in a particular transaction, the Grantor Trust Trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:  X – obligation

Reg AB Reference	Servicing Criteria	Grantor Trust Trustee
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.  (In this transaction there is no external enhancement or other support.)

EXHIBIT D

 FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.11 of the Grantor Trust Agreement.

Under Item 1 of Form 10-D: a) items marked “Monthly Statement to Grantor Trust Certificateholders” are required to be included in the periodic Distribution Date statement under Section 3.06, provided by the Grantor Trust Trustee based on information received from the party providing such information; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the Monthly Statements to Grantor Trust Certificateholders, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Grantor Trust Trustee and the Depositor.

Form	Item	Description	Grantor Trust Trustee	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	X (Monthly Statements to Grantor Trust Certificateholders)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	X (Monthly Statements to Grantor Trust Certificateholders)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	X (Monthly Statements to Grantor Trust Certificateholders)
(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (Monthly Statements to Grantor Trust Certificateholders)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	X (Monthly Statements to Grantor Trust Certificateholders)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	X (Monthly Statements to Grantor Trust Certificateholders)
		(4) Beginning and ending principal balances of the asset-backed securities.	X (Monthly Statements to Grantor Trust Certificateholders)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (Monthly Statements to Grantor Trust Certificateholders)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	X (Monthly Statements to Grantor Trust Certificateholders)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (Monthly Statements to Grantor Trust Certificateholders)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
			X (Monthly Statements to Grantor Trust Certificateholders)	Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X (Monthly Statements to Grantor Trust Certificateholders)
In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
X (Monthly Statements to Grantor Trust Certificateholders)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X (Monthly Statements to Grantor Trust Certificateholders)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X (if agreed upon by the parties)	X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	X (Monthly Statements to Grantor Trust Certificateholders)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,		X
information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
				X	X
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).		X
	2	Legal Proceedings
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Grantor Trust Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)			X
		Depositor		X
		Grantor Trust Trustee	X
		Issuing entity		X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	N/A
		Securities Administrator	N/A
		Originator of 20% or more of pool assets as of the Cut-off Date		X
		Custodian	N/A
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:
With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	X
	6	Significant Obligors of Pool Assets
		Item 1112(b) –Significant Obligor Financial Information*		X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
Determining applicable disclosure threshold
Requesting required financial information or effecting incorporation by reference
Item 1115(b) – Derivative Counterparty Financial Information*
		Determining current maximum probable exposure		X
Determining current significance percentage
Requesting required financial information or effecting incorporation by reference
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report	X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements		X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X
Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known, with respect to any of the following:
Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Grantor Trust Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the Monthly Statement to Grantor Trust Certificateholders
X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Grantor Trust Certificateholders, including the Pooling and Servicing Agreement	X	X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”		X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]		X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]		X
	6.02	Change of Servicer or Grantor Trust Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or Grantor Trust Trustee.
			X	X
		Reg AB disclosure about any new servicer is also required.	N/A
		Reg AB disclosure about any new Grantor Trust Trustee is also required.	X (to the extent of a new Grantor Trust Trustee)
		Reg AB disclosure about any new securities administrator is also required.	N/A
	6.03	Change in Credit Enhancement or Other External Support In this transaction there is no external enhancement or other support.
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.
X
		Reg AB disclosure about any new enhancement provider is also required.		X
	6.04	Failure to Make a Required Distribution	X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.		X
	7.01	Regulation FD Disclosure	X	X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.		X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) –Significant Obligor Financial Information		X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
Determining applicable disclosure threshold
Requesting required financial information or effecting incorporation by reference
Item 1115(b) – Derivative Counterparty Financial Information
		Determining current maximum probable exposure		X
Determining current significance percentage
Requesting required financial information or effecting incorporation by reference
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Grantor Trust Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)			X
		Depositor		X
		Grantor Trust Trustee	X
		Issuing entity		X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	N/A
		Securities Administrator	N/A
		Originator of 20% or more of pool assets as of the Cut-off Date		X
		Custodian	N/A
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Grantor Trust Certificateholders:
		Sponsor (Seller)			X
		Depositor		X
		Grantor Trust Trustee	X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	N/A
		Securities Administrator	N/A
		Originator		X
		Custodian	N/A
		Credit Enhancer/Support Provider		X
		Significant Obligor		X
		Item 1122 – Assessment of Compliance with Servicing Criteria	X
		Item 1123 – Servicer Compliance Statement	X

EXHIBIT E

ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A., as Grantor Trust Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

Attn:  Client Manager - BSSP 2007-R3 - SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.11 of the Grantor Trust Agreement, dated as of October 24, 2007, by and between Structured Asset Mortgage Investments II Inc., as depositor, and Wells Fargo Bank, N.A., as grantor trust trustee.  The Undersigned, as [    ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number:  [   ]; email address:  [   ].

[NAME OF PARTY]
as [role]

By: __________________
Name:
Title:

EXHIBIT F

YIELD MAINTENANCE AGREEMENT

BEAR STEARNS CAPITAL MARKETS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
TEL 212-272-2000

DATE:	November 26, 2007

TO:	Wells Fargo Bank, National Association, not individually, but solely as Grantor Trust Trustee for Bear Stearns Structured Products Inc. Trust 2007-R3 (the “Grantor Trust”)
ATTENTION:	Client Manager - BSSP 2007-R3
TELEPHONE:	1-410-884-2066
FACSIMILE:	1-410-715-2380

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Mortgage Derivatives Confirmation

REFERENCE NUMBER(S):     CXBSSP07R3

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Capital Markets Inc. (“Bear Stearns”) and Wells Fargo Bank, National Association, not individually, but solely as Grantor Trust Trustee for Bear Stearns Structured Products Inc. Trust 2007-R3 (“Counterparty”). This letter agreement constitutes the sole and complete “Confirmation,” as referred to in the “Master Agreement” (as defined below), with respect to the Transaction.

1.           This Confirmation is subject to and incorporates the 2006 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). The parties agree to negotiate, execute and deliver an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “Form Master Agreement”), together with the schedule thereto and any other related documents, each in form and substance as the parties shall in good faith agree (collectively, the “Executed Master Agreement”).  In addition, the parties agree that until execution and delivery of the Executed Master Agreement, a Form Master Agreement, shall be deemed to have been executed and delivered by the parties on the Trade Date of the first transaction that by its terms is intended to be governed by a Master Agreement.  All provisions contained in, or incorporated by reference to, the Form Master Agreement or the Executed Master Agreement (as applicable, the “Master Agreement”) shall govern the Transaction referenced in this Confirmation, except as expressly modified below.  This Confirmation, together with all of the other documents confirming any and all Transactions entered into between us (regardless of which branch, if any, either of us has acted through) that by their terms are intended to be governed by a Master Agreement, shall supplement, form a part of and be subject to the Master Agreement.  In the event of any inconsistency between the provisions of this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail for the purpose of this Transaction.  Terms capitalized but not defined herein shall have the meaning ascribed to them in the Grantor Trust Agreement, dated as of October 24, 2007 (as amended or supplemented from time to time, the “Grantor Trust Agreement”) among Structured Asset Mortgage Investments II, Inc., as depositor (the “Depositor”), and Wells Fargo Bank, National Association, as grantor trust trustee (the “Grantor Trust Trustee”).

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

	Trade Date:	November 13, 2007

	Effective Date:	October 24, 2007

	Termination Date:	The Distribution Date in November 2007.

	Business Day Convention:	Following

Business Days:
Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the cities of New York, New York, Columbia, Maryland, Minneapolis, Minnesota or any city in which the Corporate Trust Office of the Grantor Trust Trustee is located are authorized or obligated by law or executive order to be closed.

	Calculation Agent:	Bear Stearns

Bear Stearns Payment Amounts:

Bear Stearns Payment Date:	The Distribution Date in November 2007.

Bear Stearns Payment Amount:
The excess, if any, of (i) an amount of interest that would accrue during the Interest Accrual Period related to the Distribution Date occurring in November 2007 at a rate equal to 15.50% per annum on the Current Principal Amount of the Grantor Trust Certificates immediately prior to the Distribution Date in November 2007 over (ii) the sum of (a) the amount of Available Funds with respect to the second Distribution Date and (b) the Reserve Account Deposit Portion B on the Distribution Date occurring in November 2007.

Counterparty Payments:

Fixed Rate Payer:	Counterparty

Counterparty Payment Date:	November 15, 2007

Counterparty Payment Amount:	USD 55,000

3.	Additional Provisions:
(a)  Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.  This paragraph shall be deemed repeated on the trade date of each Transaction.

(b)  On the Bear Stearns Payment Date, the Grantor Trust Trustee shall provide Bear Stearns with the amount and supporting calculations of the Current Principal Amount of (1) the Grantor Trust Certificates immediately prior to the Distribution Date in November 2007, (2) the amount of Available Funds with respect to the second Distribution Date and (3) the Reserve Account Deposit Portion B on the Distribution Date occurring in November 2007.  For the avoidance of doubt, Bear Stearns shall not be obligated to make any payment on the Bear Stearns Payment Date until it has received from the Grantor Trust Trustee the information set forth in the preceding sentence.

4.	Provisions Deemed Incorporated in a Schedule to the Form Master Agreement:

1)  The parties agree that subparagraph (ii) of Section 2(c) of the Form Master Agreement will apply to any Transaction.

2) Termination Provisions. For purposes of the Form Master Agreement:

(a)           “Specified Entity” is not applicable to Bear Stearns or Counterparty for any purpose.

(b)           “Specified Transaction” is not applicable to Bear Stearns or Counterparty for any purpose, and, accordingly, Section 5(a)(v) will not apply to Bear Stearns and will not apply to Counterparty.

(c)           Section 5(a)(i) of the Form Master Agreement is hereby amended by deleting the word “third” therein and replacing it with the word “second.”

(d)           “Breach of Agreement” provision of Section 5(a)(ii) will not apply to Bear Stearns and will not apply to Counterparty.

(e)           “Credit Support Default” provisions of Section 5(a)(iii) will apply to Bear Stearns and will not apply to Counterparty.

(f)           “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Bear Stearns and will not apply to Counterparty.

(g)           The “Merger Without Assumption” provision of Section 5(a)(viii) will apply to Bear Stearns and will not apply to Counterparty.

(h)           The “Cross Default” provision of Section 5(a)(vi) will not apply to Bear Stearns and will not apply to Counterparty.

(i)           The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Bear Stearns and will not apply to Counterparty.

(j)           The “Bankruptcy” provision of Section 5(a)(vii)(2) will apply to Bear Stearns and will not apply to Counterparty.

(k)           The “Automatic Early Termination” provision of Section 6(a) will not apply to Bear Stearns or to Counterparty.

(l)           Payments on Early Termination.  For the purpose of Section 6(e) of the Form Master Agreement:

(i)           Market Quotation will apply.

(ii)           The Second Method will apply.

(m)           “Termination Currency” means United States Dollars.

(n)           Additional Termination Events.

(i)           The following shall constitute an Additional Termination Event, upon which Counterparty will have the right to designate an Additional Termination Event, Bear Stearns will be the sole Affected Party and all Transactions hereunder will be Affected Transactions.  For avoidance of doubt, the above remedy shall be the sole remedy available to Counterparty upon the occurrence of such Additional Termination Event.

(a)	After failing to satisfy the First Trigger Required Ratings, the failure by Bear Stearns to comply with Section 17(a) below; and

(b)
After failing to satisfy the Second Trigger Required Ratings, the failure by Bear Stearns to, within 30 days from such failure, at its own expense, (i) transfer its rights and obligations under the Form Master Agreement to a replacement party that has (or whose guarantor has) the First Trigger Required Ratings, (ii) obtain a guarantor having the First Trigger Required Ratings for Bear Stearns’ obligations under the Form Master Agreement with a form of guaranty satisfying the Rating Agency Condition; provided that if such form of guaranty is identical to the Guaranty (other than the name of the guarantor, the effective date and the date of such guaranty), satisfaction of the Rating Agency Condition shall not be required and Bear Stearns shall provide a copy of such guaranty to each Rating Agency then rating the Grantor Trust Certificates or (iii) take such other steps that satisfies the Rating Agency Condition.

(ii)           The failure by Counterparty to comply with Section 16 below shall constitute an Additional Termination Event hereunder, upon which Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions.

3)   Tax Representations.  Bear Stearns represents that it is a corporation duly organized and validly existing under the laws of the State of Delaware, and Counterparty represents that it is a statutory trust duly organized and validly existing under the laws of the State of Delaware.

4)   [Reserved]

5)   Documents to be Delivered. For the purpose of Section 4(a):

(1)           Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Bear Stearns and the Counterparty
Any document required or reasonably requested to allow the other party to make payments under the Form Master Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate
Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2)           Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Bear Stearns and the Counterparty
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Form Master Agreement, any Confirmation , and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Form Master Agreement, such Confirmation and/or Credit Support Document, as the case may be
		Upon the execution and delivery of the Form Master Agreement and such Confirmation	Yes
Bear Stearns and the Counterparty
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Form Master Agreement, any relevant Credit Support Document, or any  Confirmation, as the case may be
		Upon the execution and delivery of the Form Master Agreement and such Confirmation	Yes
Bear Stearns
An opinion of counsel of (i) such party regarding the enforceability of this Confirmation and (ii) such party’s Credit Support Provider regarding the enforceability of the Guaranty in a form reasonably satisfactory to the other party
		Upon the execution and delivery of the Form Master Agreement and such Confirmation	No
Bear Stearns	The Guaranty	Upon the execution and delivery of the Form Master Agreement and such Confirmation	No

6)   Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of the Form Master Agreement:

Contact details for notices or communications to Bear Stearns:

Tel: 212-272-9326
Fax: 212-272-0543
Attention: Credit Derivatives Department

(For all purposes)

Contact details for notices or communications to the Counterparty:

Wells Fargo Bank, National Association
9062 Old Annapolis
Columbia, Maryland 21045
Attention: Client Manager - BSSP 2007-R3
Facsimile: 410-715-2380
Phone: 410-884-2066

(For all purposes)

(b)           Process Agent.  For the purpose of Section 13(c):

Bear Stearns appoints as its
Process Agent: Not Applicable

The Counterparty appoints as its
Process Agent: Not Applicable

(c)
Offices. The provisions of Section 10(a) will not apply to the Form Master Agreement; neither Bear Stearns nor the Counterparty have any Offices other than as set forth in the Notices Section and Bear Stearns agrees that, for purposes of Section 6(b) of the Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d)           Multibranch Party.  For the purpose of Section 10(c) of the Form Master Agreement:

Bear Stearns is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)           Calculation Agent.  The Calculation Agent is Bear Stearns.

(f)           Credit Support Document.

Bear Stearns:  Guaranty (the “Guaranty”) of The Bear Stearns Companies Inc.

The Counterparty:  Not Applicable

(g)           Credit Support Provider.

Bear Stearns:    The Bear Stearns Companies Inc.

The Counterparty:	Not Applicable

(h)           Governing Law.  The parties to the Form Master Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402

(i)           Severability.  If any term, provision, covenant, or condition of the Form Master Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if the Form Master Agreement had been executed with the invalid or unenforceable portion eliminated, so long as the Form Master Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of the Form Master Agreement and the deletion of such portion of the Form Master Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j)           Consent to Recording.  Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k)           Waiver of Jury Trial.  Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to the Form Master Agreement or any Credit Support Document.

(l)           Jurisdiction.  Section 13(b) is hereby amended by:  (i) deleting in the second line of subparagraph (i) thereof the word “non-”, (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” In lieu thereof, and (iii) deleting the final paragraph thereof.

(m)           Limitation on Events of Default.  Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party and (b) Party A shall be entitled to designated an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party.

7)           Affiliate.  Notwithstanding the definition of Affiliate in Section 14 of the Form Master Agreement, for purposes hereof each party will be deemed not to have any Affiliates.

8)           Relationship Between Parties.  Section 3 of the Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g)           Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:

(1)   Nonreliance.  It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in the Form Master Agreement or the Confirmation in respect of that Transaction.

(2)   Evaluation and Understanding.

(i)   It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

(ii)   It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)   Purpose.  It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)   Principal. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.”

9)   Proceedings.  Bear Stearns shall not institute against or cause any other person to institute against, or join any other person in instituting against Counterparty any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period)  following payment in full of the Grantor Trust Certificates and the Underlying Reference Certificates.

10)  Set-off.  Notwithstanding any provision of the Form Master Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Form Master Agreement shall not apply for purposes of this Transaction.

11)  Transfer, Amendment and Assignment.  No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each Rating Agency has been provided prior notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Grantor Trust Certificates as a result of such transfer, amendment, waiver, supplement, assignment or other modification; provided that upon notice to the Rating Agencies, Bear Stearns may transfer the Transaction(s) pursuant to the Form Master Agreement and all of its interests in such Transaction(s) and all of its Obligations in or under the Form Master Agreement to its Credit Support Provider or any affiliates thereof, and if such transfer is to an entity other than its Credit Support Provider, Bear Stearns will furnish to Counterparty a Guaranty of such Credit Support Provider which guarantees all of such transferee’s Obligations in the form of the Guaranty of the Credit Support Provider of Bear Stearns delivered in connection with the Form Master Agreement (other than the name of the guaranteed party, the effective date and the date of such guaranty).  Upon such transfer, Bear Stearns will be fully released from any and all Obligations and liabilities related to the interests assigned.

12)  Limited Recourse Non-petition.  The liability of the Counterparty in relation to the Form Master Agreement and any Confirmation hereunder is limited in recourse to assets in the Trust Fund (as defined in the Grantor Trust Agreement) and payments of interest proceeds and principal proceeds thereon applied in accordance with the terms of the Grantor Trust Agreement.  Upon application of  all of the assets in the Trust Fund (and proceeds thereon) in accordance with the  Grantor Trust Agreement, Bear Stearns shall not be entitled to take any further steps against the Counterparty to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished.

13)  Non-Reliance.  Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Form Master Agreement and (b) in respect of this Transaction, (i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks.  Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

14)  Eligible Contract Participant.  Each party represents that it constitutes an “eligible contract participant” as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

15)  Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this letter agreement is executed and delivered by the Grantor Trust Trustee, not individually or personally but solely as the Grantor Trust Trustee for the Grantor Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representation, undertakings and agreements herein made on part of the Grantor Trust are made and intended not as personal representations, undertakings and agreements by the Grantor Trust Trustee but are made and intended for the purpose of binding only the Grantor Trust, (c) nothing herein contained shall be construed as creating any liability on the Grantor Trust Trustee, individually or personally, to perform any convenient either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall the Grantor Trust Trustee be personally liable for the payment of any indebtedness or expenses of the Grantor Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Grantor Trust under this letter agreement, other than due to its negligence or willful misconduct in performing the obligations of the Grantor Trust Trustee under the Grantor Trust Agreement.

16)  Amendments to Grantor Trust Agreement and Underlying Pooling and Servicing Agreement.  On or prior to the Termination Date, without the prior written consent of Bear Stearns, Counterparty shall not (i) amend the Grantor Trust Agreement or enter into any amendment or supplemental agreement to the Grantor Trust Agreement if such amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of Bear Stearns hereunder or under the Grantor Trust Agreement or (ii) consent to any amendment or supplemental agreement to the Underlying Agreement if such amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of Bear Stearns hereunder or on the interests of a holder of the Underlying Securities under the Underlying Agreement.  With respect to any amendment or supplement that would have effect prior to the Termination Date, Counterparty will furnish to Bear Stearns a copy of each proposed and each executed amendment or supplemental agreement and copies of any related Rating Agency confirmation therewith, if any.

17)
(a)          If Bear Stearns (or its guarantor) fails to have the First Trigger Required Ratings, Bear Stearns shall (within 30 days from such failure), at its own expense, (i) transfer its rights and obligations under the Form Master Agreement to a replacement party that has (or whose guarantor has) the First Trigger Required Ratings, (ii) post collateral to Counterparty to secure Bear Stearns’ obligations under the Form Master Agreement in such amount that the Rating Agencies confirm in writing will be sufficient to maintain the rating on the Grantor Trust Certificates, (iii) obtain a guarantor having the First Trigger Required Ratings for Bear Stearns’ obligations under the Form Master Agreement with a form of guaranty satisfying the Rating Agency Condition; provided that if such form of guaranty is identical to the Guaranty (other than the name of the guarantor, the effective date and the date of such guaranty), satisfaction of the Rating Agency Condition shall not be required and Bear Stearns shall provide a copy of such guaranty to each Rating Agency then rating the Grantor Trust Certificates or (iv) take such other steps that satisfies the Rating Agency Condition.

(b)           If Bear Stearns (or its guarantor) fails to have the Second Trigger Required Ratings, Bear Stearns shall, within 10 Business Days from such failure, at its own expense, seek to (i) transfer its rights and obligations under the Form Master Agreement to a replacement party that has (or whose guarantor has) the First Trigger Required Ratings, (ii) obtain a guarantor having the First Trigger Required Ratings for Bear Stearns’ obligations under the Form Master Agreement with a form of guaranty satisfying the Rating Agency Condition; provided that if such form of guaranty is identical to the Guaranty (other than the name of the guarantor, the effective date and the date of such guaranty), satisfaction of the Rating Agency Condition shall not be required and Bear Stearns shall provide a copy of such guaranty to each Rating Agency then rating the Grantor Trust Certificates or (iii) take such other steps that satisfies the Rating Agency Condition.

As used herein:

“First Trigger Required Ratings” shall mean, with respect to any entity (a) either (i) the unsecured, short-term debt obligations of such entity (or its Credit Support Provider) are rated at least ‘A-1’ by S&P or (ii) if such entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of such entity (or its Credit Support Provider) are rated at least ‘A+’ by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such entity (or its Credit Support Provider) are rated at least ‘A2’ by Moody’s and the unsecured, short-term debt obligations of such entity (or its Credit Support Provider) are rated at least ‘P-1’ by Moody’s, or (ii) if such entity (or its Credit Support Provider) does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations of such entity (or its Credit Support Provider) are rated at least ‘A1’ by Moody’s.

“Second Trigger Required Ratings” shall mean, with respect to any entity (a) the unsecured,  long-term senior debt obligations of such entity (or its Credit Support Provider) are rated at least ‘BBB-’ by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such entity (or its Credit Support Provider) are rated at least ‘A3’ by Moody’s and the unsecured, short-term debt obligations of such entity (or its Credit Support Provider) are rated at least ‘P-2’ by Moody’s or (ii) if such entity (or its Credit Support Provider) does not have a short-term rating from Moody’s, the unsecured, long-term senior debt obligations of such entity (or its Credit Support Provider) are rated at least ‘A3’ by Moody’s.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with any of Rating Agency then providing a rating of the Grantor Trust Certificates and receive from each Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Grantor Trust Certificates.

5. Account Details and Settlement information:	Payments to Bear Stearns:
Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of
Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Capital Markets
Sub-account Number: 101-90012-11
Attention: Derivatives Operations

Payments to Counterparty:

Wells Fargo Bank, National Association
San Francisco, CA
ABA: 121-000-248
A/C:3970771416
Account Name: SAS Clearing
For Further Credit to: 55184901, BSSP 2007-R3 Swap Account

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries please contact CreditDerivativesDocumentation@bear.com. To discuss an inquiry regarding U.S. Transactions, please contact Nick Girardi by telephone at 212-272-8420.  For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

BEAR STEARNS CAPITAL MARKETS INC.

By:

Name:

Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.
WELLS FARGO BANK, NATIONAL ASSOCIATION NOT INDIVIDUALLY, BUT SOLELY AS GRANTOR TRUST TRUSTEE FOR BEAR STEARNS STRUCTURED PRODUCTS INC. TRUST 2007-R3

By:

Name:

Title:

With respect to Section 3(b) herein:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Grantor Trust Trustee

By:

Name:

Title:

b

SCHEDULE A

 UNDERLYING SECURITIES

Full Name of Series	Initial and Current Principal Balance	Principal Balance Included in Trust	Class % in Trust
Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7, Class III-A-2 Certificates	$10,759,000	$10,759,000	100.00%
Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7, Class A-4 Certificates	$134,917,000	$14,000,000	10.3768%